EXHIBIT 10.1

Execution Version

BACKSTOP COMMITMENT AGREEMENT

AMONG

PARTY CITY HOLDCO INC.

EACH OF THE OTHER DEBTORS LISTED ON SCHEDULE 1 HERETO

AND

THE COMMITMENT PARTIES PARTY HERETO

Dated as of September 1, 2023

i

ii

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TABLE OF CONTENTS

SCHEDULES
Schedule 1	Debtors
Schedule 2	Backstop Commitment Percentages

EXHIBITS
Exhibit A	Form of Joinder Agreement for Related Purchaser
Exhibit B-1	Form of Joinder Agreement for Existing Commitment Party Purchaser
Exhibit B-2	Form of Amendment for Existing Commitment Party Purchaser
Exhibit C	Form of Joinder Agreement for New Purchaser

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BACKSTOP COMMITMENT AGREEMENT[1]

THIS BACKSTOP COMMITMENT AGREEMENT (including any Exhibits and Schedules hereto, this “Agreement”), dated as of September 1, 2023, is made by and among (i) Party City Holdco Inc. (including as debtor in possession and as reorganized pursuant to the Plan, as applicable, “PCHI”), and each of its direct and indirect debtor subsidiaries listed on Schedule 1 hereto (each, a “Debtor” and, collectively with PCHI, the “Debtors”), on the one hand, and (ii) each of the Commitment Parties, on the other hand. Each Debtor and each Commitment Party is referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, on January 17, 2023 (the “Petition Date”), each of the Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as amended from time to time, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), initiating their respective cases (collectively, the “Chapter 11 Cases”), which are jointly administered and pending before the Bankruptcy Court.

WHEREAS, each of the Parties has entered into the Restructuring Support Agreement, dated as of January 17, 2023, by and among (i) the Debtors and (ii) the Consenting Noteholders (each of the foregoing, as defined in the RSA) (such agreement, along with all exhibits thereto, as may be amended, restated, supplemented or otherwise modified from time to time in according therewith, the “RSA”), which provides for the restructuring of the Debtors’ capital structure and financial obligations pursuant to the Plan;

WHEREAS, in connection with the Chapter 11 Cases, the Debtors have engaged in good faith, arm’s-length negotiations with certain parties in interest regarding the terms of the Plan;

WHEREAS, subject to entry of the Backstop Order, pursuant to the Plan and this Agreement, PCHI will conduct a rights offering in accordance with the Rights Offering Procedures, whereby it shall distribute Subscription Rights to purchase securities comprising an investment package (the “Investment Package”) for an aggregate purchase price of $75 million (the “Aggregate Rights Offering Amount”), at a purchase price of $1.00 per (x) $1.00 Original Principal Amount of the Subscription Notes and (y) an amount of Subscription Shares equal to the Investment Package Share Number for a given Original Principal Amount of Subscription Notes (the “Purchase Price”), which Subscription Notes shall be on terms acceptable to the Required Commitment Parties and the Debtors and consistent with the terms of the New Second Lien Notes Term Sheet (the foregoing collectively, the “Rights Offering”);

[1] Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan (as defined below).

WHEREAS, subject to the terms and conditions contained in this Agreement, each Commitment Party has agreed (on a several and not joint basis) to fully exercise all Subscription Rights issued to it;

WHEREAS, subject to the terms and conditions contained in this Agreement, PCHI has agreed to sell to each Commitment Party, and each Commitment Party has agreed to purchase (on a several and not joint basis), its Backstop Commitment Percentage of the Unsubscribed Shares and Unsubscribed Notes, if any, on the same terms as set forth above with respect to the Investment Package; and

WHEREAS, as consideration for their respective Funding Commitments, the Debtors have agreed, subject to the terms, conditions and limitations set forth herein and in accordance with the Backstop Order, to pay the Commitment Parties the Backstop Commitment Premium (or in the alternative, the Backstop Commitment Termination Premium (if applicable)) and the Expense Reimbursement, and provide the indemnification on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereby agrees as follows:

Article I

DEFINITIONS

Section 1.1            Definitions. Except as otherwise expressly provided in this Agreement, whenever used in this Agreement (including any Exhibits and Schedules hereto), the following terms shall have the respective meanings specified therefor below:

“ABL Exit Facility” has the meaning set forth in the Plan.

“Ad Hoc Noteholder Group” has the meaning set forth in the Plan.

“Administrative Claim” has the meaning set forth in the Plan.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any Related Funds of such Person); provided that for purposes of this Agreement, no Commitment Party shall be deemed an Affiliate of the Debtors or any of their Subsidiaries. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

“Aggregate Rights Offering Amount” has the meaning set forth in the Recitals.

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“Aggregate Rights Offering Reference Amount” means $115,384,615.

“Agreement” has the meaning set forth in the Preamble.

“Allowed” has the meaning set forth in the Plan.

“Alternative Restructuring Counterproposal Notice” has the meaning set forth in Section 7.2.

“Alternative Restructuring Proposal” means any inquiry, proposal, offer, bid, term sheet, discussion, or agreement (in each case whether oral or written) with respect to (a) a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, tender offer, recapitalization, plan of reorganization, share exchange, business combination, or similar transaction involving any one or more Debtors or any Affiliates of the Debtors (other than the Anagram Wholly-Owned Subsidiaries) or the debt, equity, or other interests in any one or more Debtors or any Affiliates (other than the Anagram Wholly-Owned Subsidiaries) that, in each case, is not expressly contemplated by the RSA, or (b) any other transaction involving one or more Debtors that is an alternative to and/or materially inconsistent with the Restructuring Transactions.

“Anagram Wholly-Owned Subsidiaries” has the meaning set forth in the Plan.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption applicable to PCHI or its Subsidiaries by virtue of such Person being organized or operating in such jurisdiction (including the United States Foreign Corrupt Practices Act of 1977, as amended).

“Antitrust Approvals” means any notification, authorization, approval, consent, filing, application, nonobjection, expiration or termination of applicable waiting period (including any extension thereof), exemption, determination of lack of jurisdiction, waiver, variance, filing, permission, qualification, registration or notification required or, if agreed between the Debtors and the Required Commitment Parties (acting reasonably), advisable under any Antitrust Laws.

“Antitrust Authorities” means the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other Governmental Authority having jurisdiction pursuant to the Antitrust Laws, and “Antitrust Authority” means any one of them.

“Antitrust Laws” mean the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, each, as amended, and any other Law governing agreements in restraint of trade, monopolization, pre-merger notification, the lessening of competition through merger or acquisition or anti-competitive conduct, and any foreign investment Laws.

“Applicable Consent” has the meaning set forth in Section 4.7.

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“Available Notes” means, collectively, the aggregate Original Principal Amount of Unsubscribed Notes that any Commitment Party fails to purchase in accordance with the terms of this Agreement.

“Available Shares” means, collectively, the Unsubscribed Shares that any Commitment Party fails to purchase in accordance with the terms of this Agreement.

“Backstop Amount” has the meaning set forth in Section 2.4(a)(iv).

“Backstop Commitment” has the meaning set forth in Section 2.2(b).

“Backstop Commitment Percentage” means, with respect to any Commitment Party, such Commitment Party’s percentage of the Backstop Commitment as set forth opposite such Commitment Party’s name under the column titled “Backstop Commitment Percentage” on Schedule 2 (as it may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement). Any reference to “Backstop Commitment Percentage” in this Agreement means the Backstop Commitment Percentage in effect at the time of the relevant determination.

“Backstop Commitment Premium” has the meaning set forth in Section 3.1.

“Backstop Commitment Premium Notes Amount” means, with respect to a Commitment Party, the Original Principal Amount of New Second Lien Notes equal to the product of (i) such Commitment Party’s Backstop Commitment Percentage and (ii) the Original Principal Amount of New Second Lien Notes issued on account of the Backstop Commitment Premium pursuant to Section 3.2, which, for all Commitment Parties, shall equal seven million five hundred thousand dollars ($7,500,000) in the aggregate.

“Backstop Commitment Premium Share Amount” means, with respect to a Commitment Party, the number of shares of New Common Stock equal to the product of (i) such Commitment Party’s Backstop Commitment Percentage and (ii) the number of shares of New Common Stock issued on account of the Backstop Commitment Premium pursuant to Section 3.2, which, for all Commitment Parties, shall equal 403,846 shares (representing 2.72%) of New Common Stock outstanding as of the Effective Date, subject to dilution from the Management Incentive Plan, with an aggregate value of $4,038,460.

“Backstop Commitment Termination Premium” means a nonrefundable aggregate cash premium in an amount equal to 10.0% of the dollar amount or value of the Aggregate Rights Offering Amount, as applicable.

“Backstop Order” means the order entered by the Bankruptcy Court approving and authorizing the Debtors’ entry into this Agreement and the other Rights Offering Documents, including the Debtors’ obligation to pay the Backstop Commitment Premium or, in the alternative, the Backstop Commitment Termination Premium, which shall be in form and substance acceptable to the Debtors and the Required Commitment Parties.

“Bankruptcy Code” has the meaning set forth in the Recitals.

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“Bankruptcy Court” has the meaning set forth in the Recitals.

“Bankruptcy Rules” has the meaning set forth in the Plan.

“Business Day” has the meaning set forth in the Plan.

“Cash” has the meaning set forth in the Plan.

“Certificate of Incorporation” means the amended and restated certificate of incorporation of PCHI as of the Closing Date, which shall be consistent with the terms set forth in the RSA and the Plan, and otherwise be in form and substance satisfactory to the Required Commitment Parties.

“Chapter 11 Cases” has the meaning set forth in the Recitals.

“Claim” has the meaning set forth in the Plan.

“Closing” has the meaning set forth in Section 2.5(a).

“Closing Date” has the meaning set forth in Section 2.5(a).

“Commitment Party” means each Person that holds a Funding Commitment pursuant to this Agreement, including, without limitation, any holder of a Funding Commitment that is a Related Purchaser, Existing Commitment Party Purchaser or a New Purchaser that has joined this Agreement pursuant to a joinder or amendment entered into pursuant to Section 2.6(b), Section 2.6(c), or Section 2.6(d), respectively.

“Commitment Party Default” means a breach of this Agreement arising if any Commitment Party fails to (i) fully exercise its Subscription Rights pursuant to and in accordance with Section 2.2(a) and Section 2.4 of this Agreement and to pay the applicable aggregate Purchase Price and/or (ii) deliver and pay the applicable aggregate Purchase Price for such Commitment Party’s Backstop Commitment Percentage of any Unsubscribed Notes and Unsubscribed Shares, on the same terms as set forth with respect to the Investment Package, by the Subscription Escrow Funding Date in accordance with Section 2.4 (or, with respect to any Specified Funding Party, on the Closing Date in accordance with Section 2.4).

“Commitment Party Replacement” has the meaning set forth in Section 2.3(a).

“Commitment Party Replacement Period” has the meaning set forth in Section 2.3(a).

“Company Disclosure Schedules” means the disclosure schedules delivered by the Debtors to the Commitment Parties on the date of this Agreement.

“Company SEC Documents” has the meaning set forth in Section 4.10.

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“Company Specified Funding Account” means the account identified to the Specified Funding Parties by PCHI at least one (1) Business Day prior to the Rights Offering Expiration Time.

“Complete Business Day” means on any Business Day, the time from 12:00 a.m. to 11:59 p.m. (inclusive) on such Business Day.

“Confirmation Order” has the meaning set forth in the Plan, and which order shall be in form and substance acceptable to the Required Commitment Parties and the Debtors (including with respect to the treatment of the Specified Anagram Agreements under the Plan).

“Consenting Noteholders” has the meaning set forth in the RSA.

“Contract” means any legally binding agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, whether written or oral, but excluding the Plan.

“Creditors’ Committee” has the meaning set forth in the Plan.

“Debtor” has the meaning set forth in the Preamble.

“Defaulting Commitment Party” means in respect of a Commitment Party Default that is continuing, the applicable defaulting Commitment Party.

“Defined Period” means the period beginning January 1, 2020.

“Definitive Documents” has the meaning set forth in the Plan.

“DIP Credit Agreement” has the meaning set forth in the Plan.

“DIP Non-Cash Takeout Option” has the meaning set forth in the Plan.

“Disclosure Statement” has the meaning set forth in the Plan, which shall be in form and substance reasonably acceptable to the Required Commitment Parties and the Debtors.

“Disclosure Statement Order” means the order entered by the Bankruptcy Court approving the Disclosure Statement as containing, among other things, “adequate information” as required by section 1125 of the Bankruptcy Code and solicitation procedures related thereto, which shall be in form and substance acceptable to the Required Commitment Parties and the Debtors.

“Effective Date” has the meaning set forth in the Plan.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, PCHI, any of its Subsidiaries or any of their respective ERISA Affiliates.

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“Environmental Laws” means any and all foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities and the common law relating to (i) environmental matters, including those relating to any Hazardous Materials; (ii) the generation, use, storage, transportation, release, treatment, presence or disposal of, or exposure to, Hazardous Materials; or (iii) health and safety matters or industrial hygiene, land use or the protection of human, plant or animal health or welfare, as any of them relate to Hazardous Materials, in any manner applicable to the Debtors.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation and restoration, administrative oversight costs, consultants’ fees, fines, penalties or indemnities), of or relating to the Debtors or any Subsidiary resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) exposure to any Hazardous Materials, (iv) the release or threatened release of any Hazardous Materials into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the IRC of which that Person is a member; and (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the IRC of which that Person is a member.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the 30-day notice period has been waived); (ii) the failure to meet the minimum funding standard of Section 412 of the IRC, (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) or Section 302 of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by PCHI, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to PCHI, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on PCHI, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of any Debtor or any of its respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by PCHI, any of its Subsidiaries or any of their

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respective ERISA Affiliates of notice from any Multiemployer Plan that it is in endangered or critical status under Section 432 of the IRC or Section 305 of ERISA, or that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on PCHI, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the IRC or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Pension Plan; (ix) the incurrence of liability or the imposition of a Lien pursuant to Section 436 or 430(k) of the IRC or pursuant to ERISA with respect to any Pension Plan; or (x) a determination that any Pension Plan is, or is expected to be, considered an at-risk plan within the meaning of Section 430 of the IRC or Section 303 of ERISA.

“Event” means any event, development, occurrence, circumstance, effect, condition, result, state of facts or change.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Commitment Party Purchaser” has the meaning set forth in Section 2.6(c).

“Expense Reimbursement” has the meaning set forth in Section 3.3.

“Fiduciaries” has the meaning set forth in Section 7.1.

“Fiduciary Out Notice” has the meaning set forth in Section 7.1.

“Filing Party” has the meaning set forth in Section 6.10(a).

“Final DIP Order” means the Final Order (I) Authorizing the Debtors to (A) Obtain Postpetition Financing, (B) Use Cash Collateral, and (C) Grant Liens and Provide Superpriority Administrative Expense Claims, (II) Granting Adequate Protection to Certain Prepetition Secured Parties, (III) Modifying the Automatic Stay, and (IV) Granting Related Relief entered by the Bankruptcy Court on March 3, 2023 [Docket No. 587].

“Final Order” has the meaning set forth in the Plan.

“Final Outside Date” means October 31, 2023.

“Financial Statements” has the meaning set forth in Section 4.9.

“Funding Amount” has the meaning set forth in Section 2.4(a)(iv).

“Funding Commitment” has the meaning set forth in Section 2.2(b).

“Funding Notice” has the meaning set forth in Section 2.4(a).

“GAAP” has the meaning set forth in Section 4.9.

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“Governmental Authority” means any federal, state, municipal, national, provincial, territorial, local or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the United States, the United States, or a foreign government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Governmental Unit” has the meaning set forth in the Plan.

“Hazardous Materials” means any chemical, material, substance, pollutant or waste, or any constituent thereof, regulated by any Environmental Law or any Governmental Authority or which may or could pose a hazard to health and safety or to the indoor or outdoor environment, including, without limitation, petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances, and radon gas.

“Holder” has the meaning set forth in the Plan.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Claim” has the meaning set forth in Section 9.2.

“Indemnified Person” has the meaning set forth in Section 9.1.

“Indemnifying Party” has the meaning set forth in Section 9.1.

“Initial Commitment Parties” means each Commitment Party that is a party to this Agreement as of the date of this Agreement.

“Initial Commitment Parties Advisors” means (i) Davis Polk & Wardwell LLP, Haynes and Boone, LLP, and Lazard Frères & Co. LLC, in their capacities as legal and financial advisors, respectively, to the Ad Hoc Noteholder Group, certain members of which are Initial Commitment Parties, and (ii) any other professionals retained by the Ad Hoc Noteholder Group in connection with the Rights Offering in accordance with the terms of the RSA.

“Investment Package” has the meaning set forth in the Recitals.

“Investment Package Share Number” means the number of Subscription Shares represented by the product of (x) 0.04846153 multiplied by (y) the applicable Original Principal Amount of Subscription Notes.

“IRC” means the Internal Revenue Code of 1986, as amended.

“Joint Filing Party” has the meaning set forth in Section 6.10(b).

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“Knowledge” means the actual knowledge, after reasonable inquiry of their direct reports, of any of the chief executive officer, chief financial officer, chief operating officer or general counsel of such Person, as applicable. As used herein, “actual knowledge” means information that is personally known by the listed individual(s).

“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

“Legal Proceedings” has the meaning set forth in Section 4.13.

“Legends” has the meaning set forth in Section 6.9.

“Lien” has the meaning set forth in the Plan.

“Losses” has the meaning set forth in Section 9.1.

“Management Incentive Plan” has the meaning set forth in the Plan.

“Material Adverse Effect” means any Event after September 30, 2022, which individually, or together with all other Events, has had or would reasonably be expected to have a material and adverse effect on (i) the business, assets, liabilities, finances, properties, results of operations or condition (financial or otherwise) of the Debtors, taken as a whole, or (ii) the ability of the Debtors, taken as a whole, to perform their respective obligations under, or to consummate the transactions contemplated by, this Agreement, the RSA, or the other Definitive Documents, in each case, except to the extent such Event results from, arises out of, or is attributable to, the following (either alone or in combination): (a) any change after the date hereof in global, national or regional political conditions (including acts of war, terrorism or natural disasters) or in the general business, market, financial or economic conditions affecting the industries, regions and markets in which the Debtors operate; (b) any changes after the date hereof in applicable Law or GAAP, or in the interpretation or enforcement thereof; (c) the execution, announcement or performance of this Agreement, the RSA, or the other Definitive Documents or the transactions contemplated hereby or thereby, including, without limitation, the Restructuring Transactions; (d) changes in the market price or trading volume of the claims or equity or debt securities of the Debtors (but not the underlying facts giving rise to such changes unless such facts are otherwise excluded pursuant to the clauses contained in this definition); (e) the filing or pendency of the Chapter 11 Cases; (f) acts of God, including any natural (including weather-related) or man-made event or disaster, epidemic, pandemic or disease outbreak (including the COVID-19 virus or any strain, mutation or variation thereof); (g) any action taken at the express written request of the Commitment Parties or taken by the Commitment Parties, including any breach of this Agreement by the Commitment Parties or the filing of a Disclosure Statement Order that establishes a confirmation timeline acceptable to the Required Consenting Noteholders; (h) any failure by the Debtors to meet any internal or published projection for any period (but not the underlying facts giving rise to such failure unless such facts are otherwise excluded pursuant to other clauses contained in this definition); (i) any objections in the Bankruptcy Court to (1) this Agreement, the other Definitive Documents or the

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transactions contemplated hereby or thereby or (2) the reorganization of the Debtors, the Plan or the Disclosure Statement; or (j) solely with respect to the Anagram Wholly-Owned Subsidiaries, (x) any changes after the date hereof arising directly or indirectly from the treatment of any Specified Anagram Agreements, (y)  any voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, or similar law now or hereafter in effect commenced by the Anagram Wholly-Owned Subsidiaries, and (z) any changes after the date hereof resulting in the Debtors’ equity interests in the Anagram Wholly-Owned Subsidiaries being substantially reduced or extinguished; provided that the exceptions set forth in clauses (a), (b) and (f) of this definition shall apply to the extent that such Event is disproportionately adverse to the Debtors, taken as a whole, as compared to other companies comparable in size and scale to the Debtors operating in the industries in which the Debtors operate, but in each case, solely to the extent of such disproportionate impact.

“Material Contracts” means (a) all “plans of acquisition, reorganization, arrangement, liquidation or succession” and “material contracts” (as such terms are defined in Items 601(b)(2) and 601(b)(10) of Regulation S-K under the Exchange Act or required to be discussed on a current report on Form 8-K) to which any Debtor is a party and (b) any Contracts to which any Debtor is a party that is likely to reasonably involve consideration of more than $50 million, in the aggregate, over a 12 month period.

“MNPI” means material nonpublic information.

“Money Laundering Laws” has the meaning set forth in Section 4.26.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“New Common Stock” has the meaning set forth in the Plan.

“New Organizational Documents” has the meaning set forth in the Plan, and which, in each case, shall be in form and substance acceptable to the Required Commitment Parties and the Debtors.

“New Purchaser” has the meaning set forth in Section 2.6(d).

“New Second Lien Notes” has the meaning set forth in the Plan.

“New Second Lien Notes Documents” has the meaning set forth in the Plan.

“New Second Lien Notes Indenture” has the meaning set forth in the Plan.

“New Second Lien Notes Term Sheet” has the meaning set forth in the Recitals.

“New Second Lien Notes Trustee” has the meaning set forth in the Plan.

“OFAC” has the meaning set forth in Section 4.27.

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“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Unit or arbitrator of applicable jurisdiction.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, (ii) with respect to any limited partnership, its certificate of limited partnership, and its partnership agreement, (iii) with respect to any general partnership, its partnership agreement, and (iv) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement.

“Original Principal Amount” shall refer to the principal amount of a given tranche of New Second Lien Notes as of the Closing Date. For the avoidance of doubt, the Original Principal Amount in connection with (i) the Rights Offering, shall be $75 million, (ii) the Backstop Commitment Premium, shall be $7.5 million, and (iii) the Non-Cash Takeout Option, shall be approximately $150 million.

“Outside Date” has the meaning set forth in Section 10.3(e).

“Party” has the meaning set forth in the Preamble.

“Paul, Weiss” means Paul, Weiss, Rifkind, Wharton & Garrison LLP.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“PCHI” has the meaning set forth in the Preamble.

“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which PCHI or any of its Subsidiaries, or any of their respective ERISA Affiliates, is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Permitted Liens” has the meaning set forth in the DIP Credit Agreement.

“Person” means a person as such term is defined in Section 101(41) of the Bankruptcy Code.

“Petition Date” means January 17, 2023.

“Plan” means the Debtors’ joint plan of reorganization, as amended, supplemented or otherwise revised, in form and substance acceptable to the Required Commitment Parties and the Debtors and otherwise consistent with the RSA and this Agreement.

“Pre-Closing Period” has the meaning set forth in Section 6.2.

“Purchase Price” has the meaning set forth in the Recitals.

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“Real Property” means, collectively, all right, title and interest in and to any and all parcels of or interests in real property owned in fee simple or leased by the Debtors, together with all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Registration Rights Agreement” has the meaning set forth in Section 8.1(f).

“Related Fund” means, with respect to a Commitment Party, any Affiliates (including at the institutional level) of such Commitment Party or any fund, account (including any separately managed accounts) or investment vehicle that is controlled, managed, advised or sub-advised by such Commitment Party, an Affiliate of such Commitment Party or by the same investment manager, advisor or subadvisor as such Commitment Party or an Affiliate of such Commitment Party.

“Related Party” means, with respect to any Person, (i) any former, current or future director, officer, agent, Representative, Affiliate, employee, general or limited partner, member, controlling persons, manager or stockholder of such Person and (ii) any former, current or future director, officer, agent, Representative, Affiliate, employee, general or limited partner, member, controlling persons, manager or stockholder of any of the foregoing, in each case solely in their respective capacity as such.

“Related Purchaser” has the meaning set forth in Section 2.6(b).

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment.

“Reorganized Debtors” has the meaning set forth in the Plan.

“Replacement Commitment Parties” has the meaning set forth in Section 2.3(a).

“Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, managers, employees, agents, investment bankers, attorneys, accountants, advisors and other representatives.

“Required Commitment Parties” means, as of the date of determination, at least two unaffiliated Commitment Parties holding a majority of the aggregate amount of Backstop Commitments of the Initial Commitment Parties (excluding any Defaulting Commitment Parties and their corresponding Backstop Commitments).

“Required Consenting Noteholders” has the meaning set forth in the RSA.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and

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that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restructuring Transactions” has the meaning set forth in the Plan.

“Rights Offering” has the meaning set forth in the Recitals.

“Rights Offering Documents” has the meaning set forth in the Plan, and which, in each case, shall be in form and substance acceptable to the Required Commitment Parties and the Debtors.

“Rights Offering Expiration Time” means the time and the date on which the applicable rights offering subscription form must be duly delivered to the Rights Offering Subscription Agent in accordance with the Rights Offering Procedures.

“Rights Offering Notes” means, collectively, the Original Principal Amount of New Second Lien Notes (including all Unsubscribed Notes) issuable and/or issued, as applicable, pursuant to and in accordance with the Rights Offering Procedures and the Plan (and, in the case of the Unsubscribed Notes, this Agreement).

“Rights Offering Participants” means those Persons who duly subscribe for any amount of the Investment Package comprised of Subscription Notes and Subscription Shares in accordance with the Rights Offering Procedures.

“Rights Offering Procedures” has the meaning set forth in the Plan, and which shall be in form and substance acceptable to the Required Commitment Parties and the Debtors, as may be amended or modified in a manner that is acceptable to the Debtors and the Required Commitment Parties.

“Rights Offering Shares” means, collectively, the shares of New Common Stock (including all Unsubscribed Shares) issuable and/or issued, as applicable, pursuant to and in accordance with the Rights Offering Procedures and the Plan (and, in the case of the Unsubscribed Shares, this Agreement).

“Rights Offering Subscription Agent” means Kroll Restructuring Administration LLC or another subscription agent appointed by the Debtors and reasonably satisfactory to the Required Commitment Parties.

“RSA” has the meaning set forth in the Recitals.

“Sanctioned Country” has the meaning set forth in Section 4.27.

“Sanctions” has the meaning set forth in Section 4.27.

“SEC” has the meaning set forth in the Plan.

“Secured Notes Claims” has the meaning set forth in the Plan.

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“Securities Act” has the meaning set forth in the Plan.

“Securities Law Legend” has the meaning set forth in Section 6.9.

“Significant Terms” means, collectively, (i) the definitions of “Aggregate Rights Offering Amount”, “Aggregate Rights Offering Reference Amount”, “Backstop Commitment Percentage”, “Backstop Commitment Premium Notes Amount”, “Backstop Commitment Premium Share Amount”, “Backstop Commitment Termination Premium”, “Final Outside Date”, “Investment Package”, “Investment Package Share Number”, “Purchase Price”, “Required Commitment Parties”, and “Significant Terms” and (ii) the terms of Section 10.5 and Section 11.8.

“Specified Anagram Agreements” has the meaning set forth in the Plan.

“Specified Funding Party” means any Commitment Party that is prohibited or restricted under its applicable investment management agreement or related documents or by law or regulation (including registered investment companies under the Investment Company Act of 1940, as amended) from paying or delivering funds into an escrow account prior to the Closing Date.

“Subscription Amount” has the meaning set forth in Section 2.4(a)(ii).

“Subscription Commitment” has the meaning set forth in Section 2.2(a).

“Subscription Escrow Account” has the meaning set forth in Section 2.4(a)(v).

“Subscription Escrow Funding Date” has the meaning set forth in Section 2.4(b).

“Subscription Notes” means the aggregate Original Principal Amount of New Second Lien Notes issuable in connection with the Subscription Rights pursuant to and in accordance with the Rights Offering Procedures, on the terms as set forth above with respect to the Investment Package.

“Subscription Rights” means those certain rights to purchase the Subscription Shares and Subscription Notes comprising the Investment Package at the applicable Purchase Price in accordance with the Rights Offering Procedures, on the terms as set forth above with respect to the Investment Package, which will be issued to the Holders of Secured Notes Claims on account of such claims as set forth in the Plan.

“Subscription Shares” means the shares of New Common Stock issuable in connection with the Subscription Rights pursuant to and in accordance with the Rights Offering Procedures, on the terms as set forth above with respect to the Investment Package.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary or Affiliate), (a) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (b) has the power to elect a majority of the board of

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directors or similar governing body thereof or (c) has the power to direct, or otherwise control, the business and policies thereof; provided that, with respect to the Debtors, the Anagram Wholly-Owned Subsidiaries shall not constitute Subsidiaries for purposes of this Agreement.

“Subsidiary Interests” has the meaning set forth in Section 4.1.

“Takeover Statute” means any restrictions contained in any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation.

“Taxes” means all taxes, assessments, duties, levies or other similar mandatory governmental charges in the nature of a tax imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, including all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, assessments, duties, levies or other similar mandatory governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon.

“Total Outstanding Shares” means the total number of shares of New Common Stock outstanding immediately following the Closing and occurrence of the Effective Date, as provided in the Plan, (including those issued in partial payment of the Backstop Commitment Premium and in connection with the DIP Non-Cash Takeout Option) but excluding any shares of New Common Stock reserved to be issued pursuant to the Management Incentive Plan.

“Transfer” means sell, transfer, assign, pledge, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions in which any Person receives the right to own or acquire any current or future interest in) a Funding Commitment, a Subscription Right, a Secured Notes Claim, New Common Stock, or New Second Lien Notes or the act of any of the aforementioned actions.

“Transfer Restrictions Legend” has the meaning set forth in Section 6.9.

“Unsubscribed Notes” means, collectively, the aggregate Original Principal Amount of Subscription Notes that has not been duly and timely subscribed for by the Rights Offering Participants in accordance with the Rights Offering Procedures and the Plan.

“Unsubscribed Shares” means, collectively, the Subscription Shares that have not been duly and timely subscribed for by the Rights Offering Participants in accordance with the Rights Offering Procedures and the Plan.

“willful or intentional breach” has the meaning set forth in Section 10.2(d).

Section 1.2            Construction. In this Agreement, unless the context otherwise requires:

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(a)               references to Articles, Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;

(b)               references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail, in portable document format (pdf), facsimile transmission or comparable means of communication;

(c)               words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;

(d)               the words “hereof,” “herein,” “hereto” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any provision of this Agreement;

(e)               the term this “Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;

(f)                “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;

(g)               references to “day” or “days” are to calendar days;

(h)               references to “the date hereof” means the date of this Agreement;

(i)                unless otherwise specified, references to a statute mean such statute as amended from time to time and include any successor legislation thereto and any rules or regulations promulgated thereunder in effect from time to time; and

(j)                references to “dollars” or “$” refer to the currency of the United States of America, unless otherwise expressly provided.

In the event of an inconsistency between the RSA and this Agreement with respect to consents and approvals, this Agreement shall control; provided that the foregoing shall not limit any additional consent, approval or consultation rights granted in the RSA or the Plan. In addition, in the event of any inconsistency between this Agreement and the Backstop Order, the Backstop Order shall control.

Article II

BACKSTOP COMMITMENT

Section 2.1            The Rights Offering. On and subject to the terms and conditions hereof, including entry of the Backstop Order, the Debtors shall conduct the Rights Offering

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pursuant to, and in accordance with, the Rights Offering Procedures, this Agreement, and the Plan.

Section 2.2            The Subscription Commitment; The Backstop Commitment. (a) On and subject to the terms and conditions hereof, each Commitment Party agrees, severally and not jointly, to fully and timely exercise, in accordance with Section 2.4, and to cause its Related Funds to fully and timely exercise, in accordance with Section 2.4, all Subscription Rights that are properly issued to such Commitment Party and to duly purchase, and to cause its Related Funds to duly purchase, on the Effective Date for the applicable aggregate Purchase Price thereof, all Subscription Shares and Subscription Notes issuable to it in connection with such Subscription Rights, on the terms as set forth above with respect to the Investment Package (the “Subscription Commitment”).

(b)               On and subject to the terms and conditions hereof, each Commitment Party agrees, severally and not jointly, to purchase, and PCHI agrees to sell to such Commitment Party, on the Effective Date for the applicable aggregate Purchase Price thereof, the number of Unsubscribed Shares and the Original Principal Amount of Unsubscribed Notes equal to (i) such Commitment Party’s Backstop Commitment Percentage multiplied by (ii) the aggregate number of Unsubscribed Shares (rounded to the nearest whole share among the Commitment Parties solely to avoid fractional shares of New Common Stock as the Commitment Parties may determine in their sole discretion) and the aggregate Original Principal Amount of Unsubscribed Notes (rounded down to the applicable minimum denomination), as applicable (the “Backstop Commitment” and, together with the Subscription Commitment and the Backstop Commitment, the “Funding Commitment”), on the same terms as set forth above with respect to the Investment Package.

Section 2.3            Commitment Party Default. (a) Within five (5) Business Days after receipt of written notice from the Debtors to all Commitment Parties of a Commitment Party Default, which notice shall be given promptly to all Commitment Parties substantially concurrently following the occurrence of such Commitment Party Default (such five (5) Business Day period, which may be extended with the consent of the Required Commitment Parties and the Debtors, the “Commitment Party Replacement Period”), the Commitment Parties and their respective Related Funds (other than any Defaulting Commitment Party) shall have the right, but not the obligation, to make arrangements for one or more of the Commitment Parties (other than any Defaulting Commitment Party) to purchase all or any portion of the Available Notes and/or Available Shares (such purchase, an “Commitment Party Replacement”) on the terms and subject to the conditions set forth in this Agreement and in such Original Principal Amounts as may be agreed upon by all of the Commitment Parties electing to purchase all or any portion of the Available Notes and/or Available Shares, or, if no such agreement is reached, based upon the applicable Backstop Commitment Percentage of any such Commitment Parties and their respective Related Purchasers (other than any Defaulting Commitment Party) (such Commitment Parties, the “Replacement Commitment Parties”). Any such Available Notes and/or Available Shares purchased by a Replacement Commitment Party shall be included, among other things, in the determination of (i) the Unsubscribed Notes and Unsubscribed Shares to be purchased by such Replacement Commitment Party for all purposes hereunder, (ii) the Backstop Commitment Percentage of such Replacement Commitment Party for all purposes hereunder and (iii) the Backstop Commitment of such

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Replacement Commitment Party for purposes of the definition of the “Required Commitment Parties.” If a Commitment Party Default occurs, (x) the Outside Date shall be delayed and (y) each Commitment Party shall support an extension of the milestones under the RSA and DIP Credit Agreement (as defined in the Final DIP Order), in each case solely to the extent necessary to allow for the Commitment Party Replacement to be completed within the Commitment Party Replacement Period.

(b)               Notwithstanding anything in this Agreement to the contrary, if a Commitment Party is a Defaulting Commitment Party, (i) it shall not be entitled to any of the Backstop Commitment Premium, Backstop Commitment Termination Premium, or any expense reimbursement applicable solely to such Defaulting Commitment Party (including the Expense Reimbursement) provided, or to be provided, under or in connection with this Agreement, and (ii) it and its Affiliates, equity holders, members, partners, general partners, managers and its and their respective Representatives and controlling persons shall not be entitled to any indemnification pursuant to Article IX hereof. All distributions of New Common Stock and New Second Lien Notes distributable to a Defaulting Commitment Party on account of the Backstop Commitment Premium (or payments of cash in respect of the Backstop Commitment Termination Premium, as applicable) (x) shall be re-allocated contractually and turned over as liquidated damages to those non-Defaulting Commitment Parties that have elected to subscribe for their full adjusted Backstop Commitment Percentage, or (y) if Available Notes or Available Shares are not purchased by the non-Defaulting Commitment Parties, forfeited and retained by the Debtors, as applicable.

(c)               Nothing in this Agreement shall be deemed to require a Commitment Party to purchase more than its Backstop Commitment Percentage of the Unsubscribed Notes and Unsubscribed Shares, as applicable.

(d)               For the avoidance of doubt, notwithstanding anything to the contrary set forth in Section 10.5, but subject to Section 11.11, no provision of this Agreement shall relieve any Defaulting Commitment Party from any liability hereunder, or limit the availability of the remedies set forth in Section 11.10, in connection with any such Defaulting Commitment Party’s Commitment Party Default under this Article II or otherwise.

Section 2.4            Subscription Escrow Account Funding. (a) Promptly, and in any event no later than the second (2nd) Business Day following the Rights Offering Expiration Time (or sooner, as directed by the Required Commitment Parties and the Debtors to the Rights Offering Subscription Agent), the Rights Offering Subscription Agent shall deliver to each Commitment Party a written notice (the “Funding Notice”) of:

(i)               the number of Subscription Shares and Original Principal Amount of Subscription Notes elected to be purchased by the Rights Offering Participants in the Rights Offering and the aggregate Purchase Price therefor;

(ii)              the number of Subscription Shares and Original Principal Amount of Subscription Notes to be issued and sold to such Commitment Party on account of the Subscription Commitment and the aggregate Purchase Price therefor (as it relates to each Commitment Party, such Commitment Party’s “Subscription Amount”);

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(iii)            the aggregate number of Unsubscribed Shares and Original Principal Amount of Unsubscribed Notes, if any, and the aggregate Purchase Price required for the purchase thereof;

(iv)            the number of Unsubscribed Shares and Original Principal Amount of Unsubscribed Notes (based upon such Commitment Party’s Backstop Commitment Percentage) to be issued and sold by PCHI to such Commitment Party and the aggregate Purchase Price therefor (as it relates to each Commitment Party, such Commitment Party’s “Backstop Amount”, and, together with such Commitment Party’s Subscription Amount, the “Funding Amount”); and

(v)             the account information (including wiring instructions) for the escrow account to which such Commitment Party shall deliver and pay its Funding Amount (the “Subscription Escrow Account”).

(b)               No later than two (2) Business Days prior to the expected Effective Date (such date, the “Subscription Escrow Funding Date”), each Commitment Party shall deliver and pay its Funding Amount by wire transfer (for the avoidance of doubt, Commitment Parties that are Affiliates may pay their Funding Amount together by way of one or more wire transfers) in immediately available funds in U.S. dollars into the Subscription Escrow Account in satisfaction of such Commitment Party’s Funding Commitment; provided, that any Commitment Party that is a Specified Funding Party shall, as promptly as reasonably practicable or permitted in accordance with its custody requirements, deliver and pay its Funding Amount on the Closing Date by wire transfer in immediately available funds in U.S. dollars into the Company Specified Funding Account in satisfaction of the Commitment Party’s Funding Commitment; provided further any such Specified Funding Party shall have provided notice of such requirements to the Debtors at least three (3) Business Days prior to the Rights Offering Expiration Time. The Subscription Escrow Account shall be established with an escrow agent reasonably satisfactory to the Required Commitment Parties and the Debtors pursuant to an escrow agreement in form and substance reasonably satisfactory to the Required Commitment Parties and the Debtors. If this Agreement is terminated in accordance with its terms, the funds held in the Subscription Escrow Account shall be released, and each Commitment Party shall receive from the Subscription Escrow Account the Cash amount actually funded to the Subscription Escrow Account by such Commitment Party, with any interest, promptly following such termination but in any event within five (5) Business Days following such termination. The Debtors shall promptly direct the Rights Offering Subscription Agent to provide any written backup, information and documentation relating to the information contained in the Funding Notice as any Commitment Party may reasonably request.

Section 2.5            Closing. (a) Subject to Article VIII, unless otherwise mutually agreed in writing between the Debtors and the Required Commitment Parties, the closing of the Rights Offering, including the Backstop Commitments (the “Closing”), shall take place electronically, at 9:00 a.m., New York City time, on the Effective Date (provided that all of the conditions set forth in Article VIII shall have been satisfied or waived in accordance with this Agreement (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions)). The date on which the Closing actually occurs shall be referred to herein as the “Closing Date.”

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(b)               At the Closing, the funds held in the Subscription Escrow Account shall be released and utilized as set forth in, and in accordance with, the Plan and the Confirmation Order.

(c)               At the Closing, the issuance of the Rights Offering Shares and Rights Offering Notes in the applicable number and Original Principal Amount corresponding to each Commitment Party’s Funding Amount, on the terms as set forth above with respect to the Investment Package, will be made by PCHI to each Commitment Party (or to its designee in accordance with Section 2.7) against payment of such Commitment Party’s Funding Amount, in satisfaction of such Commitment Party’s Funding Commitment.

Section 2.6            Transfer of Backstop Commitments. (a) (i) No Commitment Party (or any permitted transferee thereof) may Transfer all or any portion of its Backstop Commitment to any Debtor or any of the Debtors’ Affiliates; and (ii) notwithstanding any other provision of this Agreement, the Backstop Commitment may not be Transferred later than the date on which the Debtors have caused the Rights Offering Subscription Agent to send the Funding Notice. For the avoidance of doubt, Subscription Rights may (subject to applicable contractual limitations) be designated in accordance with the Rights Offering Procedures.

(b)               Each Commitment Party may Transfer all or any portion of its Backstop Commitment to any Related Fund of such Commitment Party (each, a “Related Purchaser”), provided that such Commitment Party shall deliver to the Debtors, counsel to the Initial Commitment Parties, and the Rights Offering Subscription Agent a joinder to this Agreement, substantially in the form attached hereto as Exhibit A, executed by such Related Fund. A Transfer of Backstop Commitment made pursuant to this Section 2.6(b) shall relieve such transferring Commitment Party from its obligations under this Agreement with respect to such Transfer.

(c)               Each Commitment Party may Transfer all or any portion of its Backstop Commitment to any other Commitment Party or such other Commitment Party’s Related Fund (each, an “Existing Commitment Party Purchaser”), provided that (i) to the extent such Existing Commitment Party Purchaser is not a Commitment Party hereunder, prior to or concurrently with such Transfer such Commitment Party shall deliver to the Debtors, counsel to the Initial Commitment Parties, and the Rights Offering Subscription Agent a joinder to this Agreement, substantially in the form attached hereto as Exhibit B-1, executed by such Existing Commitment Party Purchaser, and, if not already a party thereto, a joinder to the RSA, in a form reasonably acceptable to the Debtors and the Required Consenting Noteholders, executed by such Existing Commitment Party Purchaser, and (ii) to the extent such Existing Commitment Party Purchaser is already a Commitment Party hereunder, such Commitment Party shall deliver to the Debtors, counsel to the Initial Commitment Parties, and the Rights Offering Subscription Agent (x) an amendment to this Agreement, substantially in the form attached hereto as Exhibit B-2, executed by such Commitment Party and such Existing Commitment Party Purchaser, and (y) if it is not already a party thereto, a joinder to the RSA, in a form reasonably acceptable to the Debtors and the Required Consenting Noteholders, executed by such Existing Commitment Party Purchaser. A Transfer of Backstop Commitment made pursuant to this Section 2.6(c) shall relieve such transferring Commitment Party from its obligations under this Agreement with respect to such Transfer.

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(d)               Subject to Section 2.6(e), each Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any Person that is not an Existing Commitment Party Purchaser or a Related Fund of such Commitment Party (each of the Persons to whom such a Transfer is made, a “New Purchaser”), provided that (i) such Transfer shall be subject to the reasonable consent of the Required Commitment Parties (such consent shall be deemed to have been given after three (3) Complete Business Days following notification in writing to counsel to the Initial Commitment Parties of a proposed Transfer by such Commitment Party); (ii) such Transfer shall be subject to the reasonable written consent of the Debtors (such consent shall be deemed to have been given after three (3) Complete Business Days following written notification of a proposed Transfer by such Commitment Party to the Debtors, unless any written objection is provided by the Debtors to such Commitment Party during such three Complete Business Day period); and (iii) prior to and in connection with such Transfer such Commitment Party shall deliver to the Debtors, counsel to the Initial Commitment Parties, and the Rights Offering Subscription Agent a joinder to this Agreement, substantially in the form attached hereto as Exhibit C, executed by such New Purchaser, and, if not already a party thereto, a joinder to the RSA, in a form reasonably acceptable to the Debtors and the Required Consenting Noteholders, executed by the New Purchaser; provided that the Debtors and the Required Commitment Parties shall be deemed to have consented to such proposed Transfer to the extent such New Purchaser deposits in the Subscription Escrow Account on or before the date of such Transfer a Funding Amount sufficient to satisfy such transferring Commitment Party’s obligations under this Agreement.

(e)               Any Transfer of Backstop Commitment made (or attempted to be made) in violation of this Agreement shall be deemed null and void ab initio and of no force or effect, regardless of any prior notice provided to the Parties or any Commitment Party, and shall not create (or be deemed to create) any obligation or liability of any other Commitment Party or any Debtor to the purported transferee or limit, alter or impair any agreements, covenants, or obligations of the proposed transferor under this Agreement. Any Transfer of any Backstop Commitment made pursuant to this Agreement shall be made in compliance with applicable securities laws. After the Closing Date, nothing in this Agreement shall limit or restrict in any way the ability of any Commitment Party (or any permitted transferee thereof) to Transfer any of the shares of New Common Stock or New Second Lien Notes or any interest therein.

Section 2.7            Designation Rights. Each Commitment Party shall have the right to designate by written notice to the Debtors, counsel to the Initial Commitment Parties and the Rights Offering Subscription Agent no later than five (5) Business Days prior to the Closing Date that some or all of the securities that it is obligated to purchase or has the right to receive hereunder be issued in the name of, and delivered to a Related Fund of such Commitment Party upon receipt by PCHI of payment therefor in accordance with the terms hereof (it being understood that payment by either the Related Fund or the Commitment Party shall satisfy the applicable payment obligations of the Commitment Party), which notice of designation shall (a) be addressed to the Rights Offering Subscription Agent and signed by such Commitment Party and each such Related Fund, (b) specify the number of shares of New Common Stock and/or the aggregate Original Principal Amount of New Second Lien Notes to be delivered to or issued in the name of such Related Fund and (c) contain a confirmation by each such Related Fund of the accuracy of the representations set forth in Sections 5.4 through 5.6 as applied to

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such Related Fund; provided that no such designation pursuant to this Section 2.7 shall relieve such Commitment Party from its obligations under this Agreement.

Section 2.8            Notification of Aggregate Number and Original Principal Amount of Exercised Subscription Rights. Upon request from counsel to the Initial Commitment Parties from time to time prior to the Rights Offering Expiration Time (and any permitted extensions thereto), the Debtors shall promptly notify, or cause the Rights Offering Subscription Agent to promptly notify, the Commitment Parties of the aggregate number of Subscription Shares and the Original Principal Amount of Subscription Notes in respect of which Subscription Rights are known by the Debtors or the Rights Offering Subscription Agent to have been exercised pursuant to the Rights Offering as of the most recent practicable time before such request.

Article III

BACKSTOP COMMITMENT PREMIUM AND EXPENSE REIMBURSEMENT

Section 3.1            Premium Payable by the Debtors. Subject to Section 3.2, as consideration for the Funding Commitment and the other agreements of the Commitment Parties in this Agreement, PCHI shall pay or cause to be paid a nonrefundable aggregate premium of 10.0% of the Aggregate Rights Offering Reference Amount (the “Backstop Commitment Premium”), payable in (a) additional shares of New Common Stock equal to the aggregate Backstop Commitment Premium Share Amount and (b) additional Original Principal Amount of New Second Lien Notes equal to the aggregate Backstop Commitment Premium Notes Amount, to the Commitment Parties on the Effective Date. The Backstop Commitment Premium shall be payable, in accordance with Section 3.2, to the Commitment Parties (including any Replacement Commitment Party, but excluding any Defaulting Commitment Party) or their designees in proportion to their respective Backstop Commitment Percentages at the time the payment of the Backstop Commitment Premium is made.

Section 3.2            Payment of Premium. The Backstop Commitment Premium shall be fully earned by the Commitment Parties upon execution of this Agreement, nonrefundable and non-avoidable upon entry of the Backstop Order and shall be paid by PCHI, free and clear of any withholding or deduction for any applicable Taxes, on the Effective Date as set forth above. For the avoidance of doubt, to the extent payable in accordance with the terms of this Agreement, the Backstop Commitment Premium will be payable regardless of the number of Unsubscribed Shares and/or Original Principal Amount of Unsubscribed Notes (if any) actually purchased; provided that, subject to Section 2.3, the Backstop Commitment Premium shall not be payable in respect of the Funding Commitments of any Defaulting Commitment Party. PCHI shall satisfy its obligation to pay the Backstop Commitment Premium on the Effective Date by issuing (a) the number of additional shares of New Common Stock (in each case rounded among the Commitment Parties solely to avoid fractional shares of New Common Stock as the Required Commitment Parties may determine in their sole discretion) and (b) the Original Principal Amount of New Second Lien Notes (rounded down to the applicable minimum denomination) to each Commitment Party (or its designee pursuant to Section 2.7) on a pro rata basis equal to such Commitment Party’s Backstop Commitment Premium Share Amount and Backstop Commitment Premium Notes Amount, as applicable; provided that if the Closing does not occur, the Backstop Commitment Termination Premium shall be payable free and clear of any

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withholding or deduction for any applicable Taxes (in lieu of the Backstop Commitment Premium) in Cash, to the extent provided in (and in accordance with) Section 10.5. For the avoidance of doubt, in no event shall both the Backstop Commitment Premium and the Backstop Commitment Termination Premium be payable by the Debtors.

Section 3.3            Expense Reimbursement.(a) Subject to Section 2.3(b) with respect to any party named therein, (a) whether or not the transactions contemplated hereunder are consummated, the Debtors agree to pay all of the reasonable and documented out of pocket fees and expenses incurred by the Initial Commitment Parties, before, on or after the date hereof until the termination of this Agreement in accordance with its terms) that have not otherwise been paid pursuant to the RSA, the Final DIP Order or in connection with the Chapter 11 Cases, including: (i) the reasonable and documented fees and expenses (including reasonable travel costs and expenses) of the Initial Commitment Parties Advisors in connection with the transactions contemplated by this Agreement and the RSA; (ii) all filing fees or other costs or fees associated with the matters contemplated by Section 5.8 and Section 6.10 (including, without limitation, all filing fees, if any, required by the HSR Act or any other Antitrust Law) in connection with the transactions contemplated by this Agreement and all reasonable and documented out-of-pocket expenses of the Commitment Parties related thereto; and (iii) all reasonable and documented out-of-pocket fees and expenses incurred in connection with any required regulatory filings in connection with the transactions contemplated by this Agreement, in each case, that have been paid or are payable by the Commitment Parties (such payment obligations set forth in clauses (i), (ii) and (iii) above, collectively, the “Expense Reimbursement”). The Expense Reimbursement shall, pursuant to the Backstop Order, constitute allowed administrative expenses of the Debtors’ estates under Sections 503(b) and 507 of the Bankruptcy Code, which, for the avoidance of doubt, shall be pari passu with all other administrative expenses of the Debtors’ estates, but junior to the DIP Superpriority Claims (as defined in the Final DIP Order). Notwithstanding anything to the contrary in this Agreement, this Section 3.3 shall survive the termination of this Agreement.

(b)               The Expense Reimbursement as described in this Section 3.3 shall be paid in Cash in accordance with the terms herein. The Expense Reimbursement accrued through the date on which the Backstop Order is entered shall be paid when due (for the avoidance of doubt, (i) in no event shall such invoices be due earlier than ten (10) days after receipt thereof and (ii) the invoices that shall set forth such Expense Reimbursements shall not include time details). The Expense Reimbursement accrued thereafter shall be payable by the Debtors promptly when due. Unless otherwise ordered by the Bankruptcy Court, no recipient of any payment hereunder shall be required to file with respect thereto any interim or final fee application with the Bankruptcy Court with respect to such payment.

(c)               For the avoidance of doubt, nothing herein shall alter or modify the Debtors’ payment obligations under the Final DIP Order or the RSA.

Section 3.4            Tax Treatment. The Parties agree to treat, for U.S. federal income tax purposes, the Backstop Commitment Premium, the Backstop Commitment Termination Premium and the Expense Reimbursement as a “put premium” paid to the Commitment Parties. Each Party shall file all tax returns consistent with such treatment, and shall take no position inconsistent with such treatment in connection with the payment of any amounts due to the

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Commitment Parties pursuant to this Agreement unless required to do so pursuant to a change in law following the date hereof.

Section 3.5            Integration; Administrative Expense. The provisions for the payment of the Backstop Commitment Premium, the Backstop Commitment Termination Premium and Expense Reimbursement, and the indemnification provided herein, are an integral part of the transactions contemplated by this Agreement and without these provisions the Commitment Parties would not have entered into this Agreement. The Backstop Order and the Plan shall provide that the Backstop Commitment Premium, the Backstop Commitment Termination Premium, the Expense Reimbursement, and any indemnification provided herein shall constitute Allowed Administrative Claims of the Debtors’ estates under Sections 503(b) and 507 of the Bankruptcy Code. In addition, and as a result thereof, the proposed Confirmation Order and the Plan filed by the Debtors shall contemplate that any New Common Stock issued as payment of the Backstop Commitment Premium shall be issuable under Section 1145 of the Bankruptcy Code.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE DEBTORS

Except as set forth in the corresponding section of the Company Disclosure Schedules, each of the Debtors, jointly and severally, hereby represents and warrants to the Commitment Parties as set forth below. Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof.

Section 4.1            Organization and Qualification. Each Debtor (a) is duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where its ownership, lease or operation of properties or conduct of its business requires such qualification; except, in each case referred to in this Section 4.1 (other than clause (a) with respect to PCHI and clause (b) with respect to the Debtors) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Each Debtor is the record and beneficial owner of and has good and valid title to all of the issued and outstanding equity ownership interest of each of its respective Subsidiaries (the “Subsidiary Interests”) free and clear of all Liens (other than Permitted Liens or Liens permitted under the Final DIP Order) or Liens in connection with the Allowed Claims, and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subsidiary Interests other than transfer restrictions imposed by applicable Law). All of the issued and outstanding Subsidiary Interests are duly authorized, validly issued, fully paid and nonassessable (if such concepts apply). Other than as would not reasonably be expected to have a Material Adverse Effect, or as set forth in any stockholder agreement or similar agreement that is in effect as of the Closing Date, there are no: (i)

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outstanding securities convertible or exchangeable into Subsidiary Interests; (ii) options, warrants, phantom equity rights, notional interests, profits interests, calls, equity equivalents, restricted equity, performance equity, profit participation rights, stock appreciation rights, redemption rights or subscriptions or other rights, agreements or commitments obligating any Subsidiary to issue, transfer or sell any Subsidiary Interests; (iii) voting trusts or other agreements or understandings to which any Subsidiary is a party or by which any Subsidiary is bound with respect to the voting, transfer or other disposition of Subsidiary Interests; or (iv) outstanding obligations of any Debtor to repurchase, redeem or otherwise acquire any Subsidiary Interests.

Section 4.2            Corporate Power and Authority. Each Debtor has the requisite corporate power and authority (a) to enter into, execute and deliver this Agreement and any other agreements contemplated herein or in the Plan, (b) subject to entry of the Backstop Order, to perform their obligations hereunder and (c) subject to entry of the Backstop Order and the Confirmation Order, to consummate the transactions contemplated herein and in the Plan, to enter into, execute and deliver each of the Definitive Documents and to perform its obligations thereunder. Subject to the receipt of the foregoing Orders, as applicable, the execution and delivery of this Agreement and each of the other Definitive Documents and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by all requisite corporate action on behalf of the Debtors, and no other corporate proceedings on the part of the Debtors are or will be necessary to authorize this Agreement or any of the other Definitive Documents or to consummate the transactions contemplated hereby or thereby.

Section 4.3            Execution and Delivery; Enforceability. Subject to entry of the Backstop Order, this Agreement will have been, and subject to the entry of both the Backstop Order and the Confirmation Order, each other Definitive Document will be, duly executed and delivered by each of the Debtors party thereto. Upon entry of the Backstop Order and, as applicable, the Confirmation Order, and assuming due and valid execution and delivery hereof by the Commitment Parties, the Debtors’ obligations hereunder will constitute the valid and legally binding obligations of the Debtors enforceable against the Debtors in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity. Upon entry of the Confirmation Order and assuming due and valid execution and delivery of this Agreement and the other Definitive Documents by the Commitment Parties, each of the obligations hereunder and thereunder will constitute the valid and legally binding obligations of the Debtors, enforceable against the Debtors, in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

Section 4.4            Authorized and Issued Capital Shares; Issuance. On the Closing Date, (a) the total issued capital stock of PCHI will be consistent with the terms of the Plan and Disclosure Statement, (b) no New Common Stock will be held by PCHI in its treasury, and (c) PCHI will have sufficient authorized and, if applicable, issued New Common Stock to meet its obligations to deliver the New Common Stock to be delivered pursuant to the Plan and consistent with the Disclosure Statement, and no warrants to purchase New Common Stock will be issued and outstanding.

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As of the Closing Date, the Total Outstanding Shares of PCHI will have been duly and validly authorized, issued and delivered and will be fully paid and nonassessable, and free and clear of all Taxes, Liens, preemptive rights, subscription and similar rights (other than any rights or restrictions set forth in the Plan, the New Organizational Documents or the Registration Rights Agreement or imposed hereunder or by applicable laws).

Subject to the entry by the Bankruptcy Court of the Backstop Order, the Confirmation Order and any other applicable orders of the Bankruptcy Court, (i) the Rights Offering Shares to be issued in connection with the consummation of the Rights Offering and pursuant to the terms hereof in exchange for the applicable Purchase Price therefor, and the New Common Stock to be issued in connection with the Backstop Commitment Premium, will, when issued and delivered on the Closing Date, be duly and validly authorized, issued and delivered and shall be fully paid and nonassessable, and free and clear of all Taxes, Liens (other than Transfer restrictions imposed hereunder or under the New Organizational Documents or by applicable Law), preemptive rights, subscription and similar rights (other than any rights set forth in the New Organizational Documents, the Registration Rights Agreement, if requested by the Required Commitment Parties, this Agreement, the Plan, and other than transfer restrictions pursuant to applicable securities laws), (ii) the New Second Lien Notes Indenture has been duly authorized by the Debtors party thereto and at the Closing will be duly executed and delivered by the Debtors, and when duly executed and delivered in accordance with its terms by the New Second Lien Notes Trustee (in each capacity it is acting under the New Second Lien Notes Indenture), will constitute a valid and legally binding obligation of the Debtors party thereto, enforceable against the Debtors in accordance with its terms and, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity whether applied in a court of law or a court of equity; and (iii) the Rights Offering Notes and the New Second Lien Notes to be issued in connection with the Backstop Commitment Premium have been duly authorized and, at Closing, upon payment of the applicable Purchase Price therefore (with respect only to the Rights Offering Notes) in the manner provided in this Agreement, will be duly issued by PCHI in the manner provided for by the New Second Lien Notes Indenture and will constitute valid and legally binding obligations of PCHI, enforceable against PCHI in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity whether applied in a court of law or a court of equity. Except as set forth in this Agreement, the Plan and the New Organizational Documents, and except for a sufficient number of shares of New Common Stock reserved for issuance pursuant to the Management Incentive Plan, as of the Closing Date, no shares of capital stock or other equity securities or voting interest in PCHI will have been issued, reserved for issuance or outstanding.

Except as described in this Agreement and except as set forth in the Plan, the Disclosure Statement (and any supplement thereto), the Registration Rights Agreement, if requested by the Required Commitment Parties, the DIP Credit Agreement, the ABL Exit Facility, the New Second Lien Notes Documents, or the New Organizational Documents, upon the Closing, none of the Debtors will be party to or otherwise bound by or subject to any outstanding option, warrant, call, right, security, commitment, Contract, arrangement or undertaking (including any preemptive right) that (i)  obligates any Debtor to issue, deliver, sell

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or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in any Debtor or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest in any Debtor, (ii) obligates any Debtor to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking, (iii) restricts the Transfer of any shares of capital stock of any Debtor or the New Second Lien Notes (other than any restrictions included in the New Organizational Documents, the DIP Credit Agreement, the New Second Lien Notes Documents, the ABL Exit Facility or any corresponding pledge agreements) or (iv) relates to the voting of any shares of capital stock of any Debtor except as to voting rights attendant to any such New Common Stock or as set forth in the New Organizational Documents.

Section 4.5            Reserve Regulations. No part of the proceeds of the purchase of Rights Offering Shares or Rights Offering Notes will be used (a) to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, or (b) for any other purpose, in each case, in violation of or inconsistent with any of the provisions of any regulation of the Board of Governors, including, without limitation, Regulations T, U and X thereto. The terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in the aforementioned Regulation U.

Section 4.6            No Conflict. Assuming the consents described in Section 4.7 are obtained, the execution and delivery by the Debtors of this Agreement, the Plan and the other Definitive Documents, the compliance by the Debtors with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) such consents, approvals, registrations, filings, or other actions the failure to be obtained or made which could not be reasonably expected to have a Material Adverse Effect, and (b) will not violate any (i) Debtor’s Organizational Documents or (ii) any Requirements of Law applicable to any Debtor that, in the case of this clause (ii), could reasonably be expected to have a Material Adverse Effect.

Section 4.7            Consents and Approvals. No consent, approval, authorization, Order, registration or qualification of or with any Governmental Authority having jurisdiction over any Debtor or any of their respective properties, or any party to any Material Contract (each, an “Applicable Consent”) is required for the execution and delivery by any Debtor of this Agreement, the Plan and the other Definitive Documents, the compliance by any Debtor with the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein, except for (a) the entry of the Backstop Order authorizing each of PCHI and the other Debtors to execute and deliver this Agreement and perform its obligations hereunder, (b) the entry of the Confirmation Order authorizing PCHI and the other Debtors to perform each of their respective obligations under the Plan, (c) the entry of the Disclosure Statement Order, (d) entry by the Bankruptcy Court, or any other court of competent jurisdiction, of Orders as may be necessary in the Chapter 11 Cases from time to time, (e) filings, notifications, authorizations, approvals, consents, clearances or termination or expiration of all applicable waiting periods under any Antitrust Laws in connection with the transactions contemplated by this Agreement, (f) such consents, approvals, authorizations, registrations or qualifications as may be required

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under foreign securities laws, federal securities laws or state securities or “Blue Sky” Laws in connection with the purchase of the Unsubscribed Notes and Unsubscribed Shares by the Commitment Parties, the issuance of New Common Stock and New Second Lien Notes in connection with the DIP Non-Cash Takeout Option (if any), the issuance of the Subscription Rights, the issuance of the Subscription Shares and Subscription Notes pursuant to the exercise of the Subscription Rights, the issuance of New Common Stock in satisfaction of Secured Notes Claims pursuant to the Plan, and the issuance of New Common Stock and New Second Lien Notes as payment of the Backstop Commitment Premium, (g) the filing of any other corporate documents in connection with the transactions contemplated by this Agreement with applicable state filing agencies and (h) any Applicable Consents that, if not made or obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.8            Arm’s-Length. The Debtors agree that each of the Commitment Parties is acting solely in the capacity of an arm’s-length contractual counterparty with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering) and not as a financial advisor or a fiduciary to, or an agent of any Debtor and no Commitment Party is advising any Debtor as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.

Section 4.9            Financial Statements. Other than as set forth in the Company Disclosure Schedules, the consolidated balance sheet and related consolidated statements of operations, and cash flows and stockholders’ equity (a) as of and for the Fiscal Year ended December 31, 2021, and the related notes thereto as filed in PCHI’s Annual Report on Form 10-K for such year and (b) the Fiscal Quarter ended September 30, 2022, and the related notes thereto as filed in PCHI’s Quarterly Report on Form 10-Q for quarter ended September 30, 2022 (collectively, the “Financial Statements”) present fairly, in all material respects, the financial position and results of operations and cash flows of PCHI and its consolidated Subsidiaries as of such dates and for such periods in accordance with the United States generally accepted accounting principles (“GAAP”), subject to the absence of footnotes and normal year-end adjustments in the case of the statements referred to in clause (b).

Section 4.10          Company SEC Documents and Disclosure Statements. Other than as set forth in the Company Disclosure Schedules, the Debtors have filed all required reports, schedules, forms and statements with the SEC (the “Company SEC Documents”). As of their respective dates, and giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, each of the Company SEC Documents that have been filed as of the date of this Agreement complied in all material respects with the requirements of the Securities Act or the Exchange Act applicable to such Company SEC Documents. No Company SEC Document that has been filed prior to the date of this Agreement, after giving effect to any amendments or supplements thereto and to any subsequently filed Company SEC Documents, in each case filed prior to the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Disclosure Statement as approved by the Bankruptcy Court will conform in all material respects with Section 1125 of the Bankruptcy Code.

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Section 4.11        Absence of Certain Changes. Other than as set forth in the Company Disclosure Schedules, since the Petition Date, no event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.

Section 4.12        No Violation; Compliance with Laws. Other than as set forth in the Company Disclosure Schedules, since the Petition Date, PCHI is not in violation of its charter or bylaws and no other Debtor is in violation of its respective articles of association, charter, bylaws or similar organizational document, except for any such violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Debtors’ Knowledge, each of the Debtors is in compliance with all Requirements of Law applicable to it or its property, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 4.13        Legal Proceedings. Other than the Chapter 11 Cases, as set forth in the Company Disclosure Schedules and any adversary proceedings or contested motions commenced in connection therewith, there are no material actions, suits or proceedings by or before any arbitrator or Governmental Authority (“Legal Proceedings”) pending against or, to the Knowledge of PCHI, threatened in writing against or affecting the Debtors or any of their Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 4.14        Labor Relations. As of the Closing Date, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes, lockouts or slowdowns against the Debtors or any of their Subsidiaries pending or, to the knowledge of PCHI or any of its Subsidiaries, threatened, (b) the hours worked by and payments made to employees of the Debtors have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters and (c) all payments due from the Debtors or any of their Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid (except to the extent such payments have been stayed by the commencement of the Chapter 11 Cases) or accrued as a liability on the books of the Debtors or such Subsidiary to the extent required by GAAP.

Section 4.15        Intellectual Property. Each of the Debtors has good and marketable title to or a valid license or right to use, all patents, patent rights, trademarks, service marks, trade names, copyrights, technology, software, know-how, database rights and all licenses and rights with respect to the foregoing, and all other intellectual property rights necessary for the present conduct of its business, without, to the knowledge of PCHI and its Subsidiaries, any infringement, misuse, misappropriation, or violation, individually or in the aggregate of the rights of others, and free from any burdensome restrictions on the present conduct of its business, except where such failure to own or license or where such infringement, misuse, misappropriation or violation or restrictions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.16        Title to Real and Personal Property. (a) Subject to the Final DIP Order and the terms thereof, each Debtor has good and valid fee simple title to or rights to

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purchase, or valid leasehold interests in, or easements or other limited property interests in, all its Real Property and has good and marketable title to its personal property and assets, in each case, except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such valid title or leasehold interest would not reasonably be expected to have a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens and any Liens to be incurred in connection with the Plan.

(b) Each Debtor is in compliance with all obligations under all leases (as may be amended from time to time) to which it is a party that have not been rejected in the Chapter 11 Cases, except where the failure to comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and all such leases are in full force and effect (except to the extent subject to applicable to bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium, and similar laws affecting creditors’ rights generally and to general principles of equity), except leases in respect of which the failure to be in full force and effect have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Debtor enjoys peaceful and undisturbed possession under all such leases to which it is a party, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.17        No Undisclosed Relationships. Other than contracts or other direct or indirect relationships between or among any of the Debtors, or contracts or relationships that are immaterial in amount or significance, there are no direct or indirect relationships existing as of the date hereof between or among the Debtors, on the one hand, and any director, officer or greater than five percent (5%) stockholder of the Debtors, on the other hand, that is required by the Exchange Act to be described in the Debtors’ filings with the SEC and that is not so described, filed, or incorporated by reference in such filings, except for the transactions contemplated by this Agreement.

Section 4.18        Licenses and Permits. Each Debtor possesses all licenses, certificates, permits and other authorizations issued by, and have all declarations and filings with, the appropriate Governmental Unit, in each case, that are necessary for the ownership or lease of their respective properties and the conduct of the business of the applicable Debtor, except where the failure to possess, make or give the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither PCHI nor any of other Debtor (a) has received notice of any revocation or modification of any such license, certificate, permit or authorization from the applicable Governmental Unit with authority with respect thereto or (b) has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except to the extent that any of the foregoing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.19        Environmental. Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, no Debtor, nor any of its Subsidiaries (a) has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability, (b) is currently in non-

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compliance with, or to the Knowledge of the Debtors, has failed in the past to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, except as has been fully resolved or (c) has become subject to any Environmental Liability. Neither the Debtors nor any of their Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly operated real estate or facility relating to its business in a manner that would reasonably be expected to have a Material Adverse Effect.

Section 4.20        Tax Matters. Other than as set forth in the Company Disclosure Schedules, and except in each case as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) Subject to the Bankruptcy Code, the terms of the applicable Orders and any required approval by the Bankruptcy Court, each Debtor (i) has filed or caused to be filed all federal, state, provincial and other Tax returns that are required to be filed and (ii) has paid or caused to be paid all Taxes shown to be due and payable on said returns and all other Taxes, fees or other charges imposed on it or on any of its property by any Governmental Unit (other than (x) any returns or amounts that are not yet due or (y) amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which any reserves required in conformity with GAAP have been provided on the books of the applicable Debtor).

(b)               Other than in connection with (i) the Chapter 11 Cases, or (ii) Taxes being contested in good faith by appropriate proceedings for which adequate provisions have been made (to the extent required in accordance with GAAP), (x) there is no outstanding audit, assessment or written claim concerning any Tax liability of any Debtor, (y) no Debtor has received any written notices from any taxing authority relating to any outstanding tax issue that could affect any Debtor after the Effective Date; and (z) there are no Liens with respect to Taxes upon any of the assets or properties of any Debtor, other than Permitted Liens.

(c)               All Taxes that any Debtor was required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid to the proper authorities to the extent due and payable.

(d)               None of the Debtors are parties to any Tax sharing, allocation or indemnification agreement or arrangement that would have a continuing effect after the Effective Date (other than such agreements or arrangements that form part of a larger commercial agreement or arrangement entered into in the ordinary course of business, the primary subject matter of which is not Tax, and agreements or arrangements wholly between the Debtors and their Subsidiaries).

(e)               No Debtor has been requested in writing, and, to the Knowledge of the Debtors, there are no claims against any Debtor, to pay any liability for Taxes of any Person (other than the Debtors or their direct or indirect Subsidiaries) that is material to any Debtor, arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor.

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(f)                No Debtor has been either a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the IRC is applicable.

Section 4.21        Employee Benefit Plans. No ERISA Event has occurred in the five-year period prior to the date on which this representation is made or deemed made and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, the present value of all accumulated benefit obligations under all Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87), taking into account only each Pension Plan the present value of the accumulated benefit obligation of which exceeded the fair market value of the assets of such Pension Plan, did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Pension Plans, in the aggregate.

Section 4.22        Internal Control Over Financial Reporting. The Debtors have established and maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Debtors do not have Knowledge of any material weakness in their internal control over financial reporting, other than any such material weaknesses with respect to which a plan for remediation has been established and other than as set forth in the Company Disclosure Schedules.

Section 4.23        Disclosure Controls and Procedures. The Debtors maintain disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that are designed to ensure that information required to be disclosed by the Debtors in the reports that they file and submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by the Debtors in the reports that they file and submit under the Exchange Act is accumulated and communicated to management of the Debtors as appropriate to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective.

Section 4.24        Material Contracts. Other than as a result of a rejection motion filed by any Debtor in the Chapter 11 Cases, all Material Contracts are valid, binding and enforceable by and against each applicable Debtor, and to the Knowledge of each Debtor, each other party thereto, and is in full force and effect (except where the failure to be valid, binding or enforceable, or in full force and effect, would not constitute a Material Adverse Effect), and, no written notice to terminate, in whole or a material portion thereof, any Material Contract has been delivered to any Debtor (except where such termination would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect). Other than as a result of the filing of the Chapter 11 Cases, none of the Debtors nor, to the Knowledge any Debtor, any other party to any Material Contract, is in default or breach under the terms thereof, in each case,

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except for such instances of default or breach that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.25        No Unlawful Payments. Each Debtor (and all Persons acting on behalf of each Debtor) is in compliance with applicable Anti-Corruption Laws and has implemented and maintains in effect policies and procedures reasonably designed to facilitate continued compliance. During the Defined Period, no funds of any Debtor has been or will be used by any Debtor, directly or indirectly, for any payments to any Person, governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any applicable Anti-Corruption Law.

Section 4.26        Compliance with Money Laundering Laws. The operations of the Debtors are and have been at all times during the Defined Period, conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including, as applicable, the U.S. Currency and Foreign Transactions Reporting Act of 1970, the money laundering statutes of all jurisdictions in which the Debtors operate (and the rules and regulations promulgated thereunder) and any related or similar applicable Laws (collectively, the “Money Laundering Laws”) and no Legal Proceeding by or before any Governmental Unit or any arbitrator involving alleged violations of Money Laundering Laws by the Debtors is pending or, to the Knowledge of the Debtors, threatened. Each Debtor and its respective Subsidiaries have implemented and maintain in effect policies and procedures reasonably designed to promote compliance with the applicable Money Laundering Laws.

Section 4.27        Compliance with Sanctions Laws.

(a) Each Debtor is in compliance with Sanctions in all material respects. None of the Debtors any of their respective Subsidiaries or any of their respective directors and officers, nor, to the knowledge of PCHI, any agent, employee or Affiliate of PCHI, is (i) a person that is, or owned 50 percent or more by one or more persons that are, listed in any Sanctions-related list of designated persons maintained by the United States (including by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom, (ii) otherwise the subject of any sanctions administered by the United States (including by OFAC and the U.S. Department of State), the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom (“Sanctions”), or (iii) located, organized or resident in a country, region or territory that is the subject or target of Sanctions (including, without limitation, the Crimea region of Ukraine, the so-called Donetsk People’s Republic region of Ukraine, the so-called Luhansk People’s Republic region of Ukraine, the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea and Syria) (each, a “Sanctioned Country”). The Debtors will not directly or indirectly use the proceeds of the Rights Offering or otherwise make available such proceeds to any Subsidiary, entity or person, for the purpose of funding, financing or facilitating the activities of or business with any person that is currently, or at the time of such funding or facilitation, the subject or target of Sanctions; funding, financing or facilitating any activities, business or transaction with or in any Sanctioned Country, except to the extent licensed or otherwise approved by OFAC or the U.S. Department of State; or in any manner that would

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result in the violation of any Sanctions by any person (including any person participating in the transaction, whether as advisor, investor or otherwise). Since each Debtors inception, such Debtor and their respective Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(b) To the extent applicable and except as excused by the Bankruptcy Code, each Debtor is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act.

(c) No part of the proceeds of the Rights Offering will be used, directly or, to the knowledge of PCHI, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws.

Section 4.28        No Broker’s Fees. None of the Debtors is a party to any Contract with any Person (other than this Agreement) that would give rise to a valid claim against the Commitment Parties for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering or the sale of the Unsubscribed Notes or Unsubscribed Shares.

Section 4.29        Takeover Statutes. No Takeover Statute is applicable to this Agreement, the Backstop Commitment and the other transactions contemplated by this Agreement.

Section 4.30        Investment Company Act. None of the Debtors is an “investment company” as defined in, or subject to regulation or required to be registered under, the Investment Company Act of 1940, as amended.

Section 4.31        Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) all premiums due and payable in respect of insurance policies maintained by each Debtor have been paid, (b) the insurance maintained by or on behalf of each Debtor is adequate and (c) as of the date hereof, to the Knowledge of each of the Debtors, no Debtor has received notice from any insurer or agent of such insurer with respect to any insurance policies of any Debtor of cancellation or termination of such policies, other than such notices which are received in the ordinary course of business or for policies that have expired on their terms.

Section 4.32        No Undisclosed Material Liabilities. Except as set forth on the Disclosure Statement, there are no liabilities or obligations of any Debtor of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability or obligation other than: (a) liabilities or obligations disclosed and provided for in the Financial Statements; (b) liabilities or obligations incurred in the ordinary course of business consistent with past practices since the date of the most recent balance sheet presented in the

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Financial Statements; (c) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (d) liabilities or obligations that would not be required to be set forth or reserved for on a balance sheet of the Debtors (and the notes thereto) prepared in accordance with GAAP consistently applied and in accordance with past practice; it being understood that for purposes of this clause, any contract, agreement or understanding with any Person providing for a payment (in Cash or otherwise) in excess of $5 million in connection with any of the transactions contemplated under the Plan, the RSA or this Agreement (other than any contract, agreement, understanding or other transaction specifically contemplated by this Agreement, the Plan, the RSA, the Management Incentive Plan, the DIP Credit Agreement and any other Definitive Documents) shall not be deemed to have been incurred in the ordinary course of business or deemed to be non-material, and shall otherwise be deemed to be required to be set forth on the Debtors’ balance sheet for purposes of clause (d) above notwithstanding such clause.

Section 4.33        Exemption from Registration. Assuming the accuracy of the representations made by the Commitment Parties in Article V, the offer, issuance, sale and/or distribution (as applicable) of the New Common Stock and New Second Lien Notes will be made in reliance on and in compliance with exemptions from registration under the Securities Act, including, without limitation, Section 1145 of the Bankruptcy Code and Section 4(a)(2) under the Securities Act, as applicable (and in accordance with the descriptions thereof in the Plan and Disclosure Statement).

Article V

REPRESENTATIONS AND WARRANTIES OF THE COMMITMENT PARTIES

Each Commitment Party represents and warrants as to itself only (unless otherwise set forth herein, as of the date of this Agreement and as of the Closing Date) as set forth below.

Section 5.1            Incorporation. Such Commitment Party is validly existing and in good standing under the Laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Commitment Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting such Commitment Party’s rights generally or by equitable principles relating to enforceability.

Section 5.2            Corporate Power and Authority. Such Commitment Party has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement.

Section 5.3            Execution and Delivery. This Agreement and each other Definitive Document to which such Commitment Party is a party (a) has been, or prior to its execution and delivery will be, duly and validly executed and delivered by such Commitment Party and (b) upon entry of the Backstop Order and, as applicable, the Confirmation Order and

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assuming due and valid execution and delivery hereof and thereof by the Company and the other Debtors (as applicable), will constitute a legal, valid, and binding obligation of such Commitment Party, enforceable against such Commitment Party in accordance with their respective terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 5.4            No Registration. Such Commitment Party understands that (a) the Rights Offering Shares and Rights Offering Notes (including the Unsubscribed Shares and Unsubscribed Notes) and any New Common Stock or New Second Lien Notes issued to such Commitment Party in satisfaction of the Backstop Commitment Premium have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of such Commitment Party’s representations as expressed herein or otherwise made pursuant hereto, and (b) any shares of New Common Stock issued to an underwriter as defined in Section 1145 of the Bankruptcy Code cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available.

Section 5.5            Purchasing Intent. Such Commitment Party is not acquiring (a) any Rights Offering Shares (including the Unsubscribed Shares) or any New Common Stock issuable to such Commitment Party in satisfaction of the Backstop Commitment Premium, or (b) any Rights Offering Notes (including any Unsubscribed Notes) or any New Second Lien Notes issuable to such Commitment Party in satisfaction of the Backstop Commitment Premium with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws, and such Commitment Party has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities Laws.

Section 5.6            Sophistication; Evaluation. Such Commitment Party is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act. Such Commitment Party understands that the Rights Offering Shares and Rights Offering Notes (including the Unsubscribed Shares and Unsubscribed Notes) are being offered and sold to such Commitment Party in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Debtors are relying upon the truth and accuracy of, and such Commitment Party’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Commitment Party set forth herein in order to determine the availability of such exemptions and the eligibility of such Commitment Party to acquire the Rights Offering Shares and Rights Offering Notes (including the Unsubscribed Shares and Unsubscribed Notes). Such Commitment Party has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Rights Offering Shares and Rights Offering Notes (including the Unsubscribed Notes and Unsubscribed Shares). Such Commitment Party understands and is able to bear any economic risks associated with such investment (including the potential necessity of holding such securities for an indefinite period of time). Except for the representations and warranties of the Debtors expressly set forth in this Agreement, such Commitment Party has independently

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evaluated the merits and risks of its decision to enter into this Agreement and disclaims reliance on any representations or warranties, either express or implied, by or on behalf of the Debtors.

Section 5.7            No Conflict. The entry into and performance by each Commitment Party of, and the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association, or other constitutional documents.

Section 5.8            Consents and Approvals. No consent, approval, authorization, Order, registration or qualification of or with any Governmental Authority having jurisdiction over such Commitment Party or any of its properties is required for the execution and delivery by such Commitment Party of this Agreement and each other Definitive Document to which such Commitment Party is a party, the compliance by such Commitment Party with the provisions hereof and thereof and the consummation of the transactions (including the purchase by such Commitment Party of its Backstop Commitment Percentage of the Unsubscribed Shares and Unsubscribed Notes or the Subscription Shares and Subscription Notes it is permitted to purchase by exercising its Subscription Rights) contemplated herein and therein, except (a) Antitrust Approvals, if any, including but not limited to any filings required pursuant to the HSR Act, in each case, in connection with the transactions contemplated by this Agreement, and (b) any consent, approval, authorization, Order, registration or qualification which, if not made or obtained, would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on such Commitment Party’s performance of its obligations under this Agreement.

Section 5.9            Legal Proceedings. Other than the Chapter 11 Cases and any adversary proceedings or contested motions commenced in connection therewith, there are no Legal Proceedings pending or, to the Knowledge of such Commitment Party, threatened to which the Commitment Party is a party or to which any property of the Commitment Party is the subject, that would reasonably be expected to prevent, materially delay, or materially impair the ability of such Commitment Party to consummate the transactions contemplated hereby.

Section 5.10        No Broker’s Fees. Such Commitment Party is not a party to any Contract with any Person (other than the Definitive Documents and any Contract giving rise to the Expense Reimbursement hereunder) that would give rise to a valid claim against PCHI or any Debtor for a brokerage commission, finder’s fee or like payment in connection with the Rights Offering or the sale of the Unsubscribed Notes and Unsubscribed Shares.

Section 5.11        Sufficiency of Funds. Such Commitment Party has, or expects that it will have as of the Closing, sufficient available funds to fulfill its obligations under this Agreement and the other Definitive Documents. For the avoidance of doubt, such Commitment Party acknowledges that its obligations under this Agreement and the other Definitive Documents are not conditioned in any manner upon its obtaining financing.

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Article VI

ADDITIONAL COVENANTS

Section 6.1            Approval Orders. The Debtors shall use their commercially reasonable efforts to, (a) obtain the entry of the Backstop Order and (b) cause the Backstop Order to become a Final Order (and request that such Order be effective immediately upon entry by the Bankruptcy Court pursuant to a waiver of Bankruptcy Rules 3020 and 6004(h), as applicable), in each case, as soon as reasonably practicable, and in a manner consistent with the RSA and this Agreement.

Section 6.2            Conduct of Business. Except as set forth in this Agreement or the RSA or with the prior written consent of the Required Commitment Parties (requests for which, including related information, shall be directed to counsel and financial advisors to the Commitment Parties), during the period from the date of this Agreement to the earlier of (a) the Closing Date and (b) the date on which this Agreement is terminated in accordance with its terms (the “Pre-Closing Period”), each of the Debtors shall carry on its business in the ordinary course, consistent with past practice and the RSA, to: (i) preserve intact its business; (ii) keep available the services of its officers and employees; (iii) preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others having material business dealings with the each of the Debtors in connection with their business; and (iv) maintain in effect all of its foreign, federal, state and local licenses, permits, consents, franchises, approvals and authorizations (except where the failure to do so would not individually, or in the aggregate, have a Material Adverse Effect).

Section 6.3            Commitments of the Debtors and the Commitment Parties.

During the Pre-Closing Period, each (a) of the Debtors, with respect to subsections (a) - (j) of this Section 6.3, agrees to, and agrees to cause each of its Subsidiaries to, and (b) Commitment Party, with respect to subsections (a) - (e) of this Section 6.3, agrees to:

(a)               support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with this Agreement and the RSA (including the milestones therein);

(b)               to the extent any legal or structural impediment arises that would prevent, hinder, impede, or delay the consummation of the Restructuring Transactions, take all steps reasonably necessary and desirable to address any such impediment, and negotiate in good faith any appropriate additional or alternative provisions or agreements to address any such impediment, in each case, in a manner reasonably acceptable to the Debtors and the Commitment Parties;

(c)               use commercially reasonable efforts to obtain any and all required governmental, regulatory, and/or third-party approvals for the Restructuring Transactions;

(d)               negotiate in good faith and use commercially reasonable efforts to take all steps reasonably necessary to (i) consummate the Restructuring Transactions and (ii) execute and implement this Agreement and the other Definitive Documents;

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(e)               not file or seek authority to file any pleading inconsistent with this Agreement, the RSA (including the consent rights set forth therein), or the Restructuring Transactions;

(f)                timely file a formal objection to any motion, application, or pleading filed with the Bankruptcy Court seeking the entry of an order for relief that: (i) is materially inconsistent with the RSA, this Agreement, or any other Definitive Document; or (ii) would, or would be reasonably expected to, frustrate the purposes of the RSA, this Agreement, or any other Definitive Document, including by preventing the consummation of the Restructuring Transactions;

(g)               oppose any motion, application, adversary proceeding, or cause of action filed with the Bankruptcy Court by any party seeking the entry of an order (i) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code); (ii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code; (iii) dismissing the Chapter 11 Cases; or (iv) modifying or terminating the Debtors’ exclusive right to file and/or solicit acceptances of a plan of reorganization, as applicable;

(h)               oppose any objections filed with the Bankruptcy Court to this Agreement, the Plan, any other Definitive Document, or the Restructuring Transactions;

(i)                inform counsel to the Initial Commitment Parties in writing within two (2) Business Days after becoming aware of the occurrence, or failure to occur, of any event of which the Debtors have actual knowledge and which such occurrence or failure would likely cause (i) any representation made by any Debtor under this Agreement to be untrue or inaccurate in any material respect; (ii) any covenant of the Debtors under this Agreement not to be satisfied in any material respect; (iii) any condition precedent under this Agreement related to the obligations of the Debtors not to occur or become impossible to satisfy; or (iv) any other matter or circumstance, that they know or believe is likely, to be a material impediment to the implementation or consummation of the Restructuring Transactions; and

(j)                upon reasonable request of any Commitment Party, reasonably and promptly inform counsel to such party of: (i) the status and progress of the Restructuring Transactions contemplated by this Agreement, including progress in relation to the negotiations of the Definitive Documents; (ii) the status of obtaining any necessary authorizations (including any consents) from each Commitment Party, any competent judicial body, governmental authority, banking, taxation, supervisory, regulatory body, or any stock exchange; and (iii) operational and financial performance matters (including liquidity), collateral matters, contract and lease matters, and the general status of ongoing operations and, in each of the foregoing cases (i)-(iii), provide timely and reasonable response to all reasonable diligence requests with respect to the foregoing, subject to any applicable restrictions and limitations set forth in any confidentiality agreements then in effect.

Section 6.4            Additional Commitments of the Debtors and the Commitment Parties. During the Pre-Closing Period, each (a) of the Debtors, with respect to subsections (a) - (j) of this Section 6.4, shall not, and shall cause each of its Subsidiaries to not,

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directly or indirectly, and (b) Commitment Party, with respect to subsections (a) - (e) of this Section 6.4, shall not directly or indirectly:

(a)               without the reasonable consent of the Parties, object to, delay, impede, or take any other action or inaction that is reasonably avoidable and would interfere with, delay, or impede the acceptance, implementation, or consummation of this Agreement, the Plan or the Restructuring Transactions;

(b)               take any action or inaction that is inconsistent in any material respect with, or is intended or could reasonably be expected to frustrate or impede approval, implementation, and consummation of the Restructuring Transactions, the RSA, the Plan, or this Agreement;

(c)               file any motion or pleading, with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is inconsistent with this Agreement, the RSA, the Plan, or the Restructuring Transactions;

(d)               execute or file any Definitive Document with the Bankruptcy Court (including any modifications or amendments thereto) that, in whole or in part, is inconsistent with this Agreement, the RSA, the Plan, or the Restructuring Transactions;

(e)               take any other action or inaction in contravention of the RSA, this Agreement, or any other Definitive Document, or to the material detriment of the Restructuring Transactions;

(f)                without the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Commitment Parties, transfer any asset or right of any Debtor or any material asset or right used in the business of the Debtors to any Person outside the ordinary course of business;

(g)               without the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Commitment Parties, take any action or inaction that would cause a change to the tax status of any Debtor;

(h)               without the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Commitment Parties, engage in any merger, consolidation, material disposition, material acquisition, investment, dividend, incurrence of indebtedness, or other similar transaction outside of the ordinary course of business other than the Restructuring Transactions;

(i)                 without the consent of the Required Commitment Parties, make any material amendment, material modification, termination, material waiver, material supplement, material restatement, or other material change to any Material Contract; or

(j)                 without the consent of the Required Commitment Parties, become a party to, establish, adopt, amend, or terminate any collective bargaining agreement or other agreement with a labor union, works council, or similar organization.

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Section 6.5            Cooperation and Support. (a) The Debtors shall provide draft copies of all Definitive Documents, including but not limited to, all material pleadings and documents that any Debtor intends to file with or submit to the Bankruptcy Court or any governmental authority (including any regulatory authority), as applicable, and draft copies of all press releases that any Debtor intends to issue regarding this Agreement, the RSA, or the Restructuring Transactions, to counsel to the Initial Commitment Parties as soon as reasonably practicable prior to the date when such Debtor intends to file, submit or issue such document, but in no event less than two (2) days (or such shorter period as may be necessary in light of the exigent circumstances) prior to such filing date. Counsel to the respective Parties shall consult in good faith regarding the form and substance of any such proposed filing with or submission to the Bankruptcy Court. Further, the Debtors shall reasonably consult with counsel to the Initial Commitment Parties regarding any regulatory or other third-party approvals necessary to implement the Restructuring Transactions and promptly share copies of any documents filed or submitted to any regulatory or other governmental authority in connection with obtaining any regulatory or other third-party approvals to the extent permitted under any applicable Requirements of Law as advised by outside counsel.

(b)               Nothing contained in this Section 6.5 shall limit the ability of any Commitment Party to (i) enforce this Agreement or any Definitive Document, or contest whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or the Definitive Documents or exercise its rights or remedies reserved herein or in the Definitive Documents; (ii) take or direct any action relating to maintenance, protection, or preservation of any collateral, provided that such action is not materially inconsistent with the RSA or this Agreement; and (iii) consult with any Debtor or any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee (as defined in the RSA)), to appear and be heard, or to file objections, concerning any matter arising in the Chapter 11 Cases to the extent not inconsistent with the RSA or this Agreement or any applicable confidentiality agreement, and such acts are not for the purpose of delaying, interfering, or impeding, directly or indirectly, the Restructuring Transactions.

Section 6.6            Blue Sky. Following the Closing, PCHI shall timely file a Form D with the SEC with respect to the Unsubscribed Notes and Unsubscribed Shares issued hereunder (and with respect to any other New Common Stock or New Second Lien Notes, as applicable) to the extent required under Regulation D of the Securities Act and shall provide, upon request, a copy thereof to each Commitment Party. The Debtors shall, on or before the Closing Date, take such action as the Debtors shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Unsubscribed Notes and Unsubscribed Shares issued hereunder (and any other applicable securities referred to in the foregoing sentence) for sale to the Commitment Parties at the Closing Date pursuant to this Agreement under applicable securities and “Blue Sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Commitment Parties on or prior to the Closing Date. The Debtors shall timely make all filings and reports relating to the offer and sale of the Unsubscribed Notes and Unsubscribed Shares issued hereunder (and any other applicable securities referred to in the first sentence of this Section 6.6) required under applicable securities and “Blue Sky” Laws of the states of the United States following the Closing Date. The Debtors shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.6.

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Section 6.7            No Integration; No General Solicitation. Neither the Debtors nor any of their affiliates (as defined in Rule 501(b) of Regulation D promulgated under the Securities Act) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act) that is or will be integrated with the sale of the New Second Lien Notes or the New Common Stock in a manner that would require registration of any securities to be issued by PCHI on the Effective Date under the Securities Act. No Debtor or any of its affiliates or any other Person acting on its or its behalf will solicit offers for, or offer or sell, any securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated under the Securities Act or in any manner involving any public offering within the meaning of Section 4(a)(2) of the Securities Act.

Section 6.8            Use of Proceeds. PCHI will apply the proceeds from the exercise of the Subscription Rights and the sale of the Unsubscribed Notes and Unsubscribed Shares for the purposes identified in the Plan and the Confirmation Order.

Section 6.9            Legends. Each certificate evidencing New Common Stock shall be stamped or otherwise imprinted with a legend (the “Transfer Restrictions Legend”) in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO VARIOUS CONDITIONS INCLUDING CERTAIN RESTRICTIONS ON ANY OFFER, SALE, DISPOSITION, TRANSFER AND VOTING AS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF [_________], 2023 (THE “STOCKHOLDERS AGREEMENT”), BY AND AMONG PARTY CITY HOLDCO INC. (THE “CORPORATION”), AND THE STOCKHOLDERS PARTY THERETO FROM TIME TO TIME, AND THE CERTIFICATE OF INCORPORATION AND BYLAWS OF THE CORPORATION, EACH AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME. NO REGISTRATION OR TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS AND RECORDS OF THE CORPORATION OR ITS TRANSFER AGENT UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF RECORD OF SUCH SECURITIES A COPY OF THE STOCKHOLDERS AGREEMENT, CERTIFICATE OF INCORPORATION AND BYLAWS, CONTAINING THE ABOVE REFERENCED RESTRICTIONS ON TRANSFERS AND VOTING OF SECURITIES, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

In addition, each certificate evidencing New Second Lien Notes or Unsubscribed Shares shall be stamped or otherwise imprinted with a legend (the “Securities Law Legend”, together with the Transfer Restrictions Legend, the “Legends”) customary for similar securities issued pursuant to an exemption from registration under the Securities Act, in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY

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OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.”

In the event that any New Second Lien Notes or New Common Stock are uncertificated, such New Second Lien Notes or New Common Stock shall be subject to restrictive notations substantially similar to the Legends in the notes register, the books and records of the transfer agent (referred to herein as the “stock register”) or other appropriate records maintained by PCHI or its agents and the term “Legends” shall include such restrictive notations.

PCHI shall remove the Legends (or restrictive notations, as applicable) set forth above from the certificates evidencing any such New Second Lien Notes or New Common Stock, as applicable (or the notes register, stock register or other appropriate records, as applicable), at any time after the restrictions described in such Legends cease to be applicable, including (i) in the case of the Securities Law Legend when such shares or notes, as applicable, may be sold under Rule 144 of the Securities Act without volume or manner of sale restrictions or current public information requirements and (ii) in the case of the Transfer Restrictions Legend, when such shares are no longer subject to the restrictions set forth in the New Organizational Documents. PCHI may reasonably request such opinions, certificates or other evidence that such restrictions or conditions no longer apply as a condition to removing the Securities Law Legend.

Section 6.10        Antitrust Approval.

(a) Each Party agrees to use its commercially reasonable efforts to (i) if applicable, file, or cause to be filed, the Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement with the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission and any filings (or, if required by any Antitrust Authority, any drafts thereof) under any other Antitrust Laws that are necessary to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable (and with respect to any filings required pursuant to the HSR Act, no later than fifteen (15) Business Days following the later of (x) the date hereof or (y) a date reasonably determined by the Required Commitment Parties (not to be later than twenty-five (25) Business Days following the date hereof)) and (ii) promptly furnish documents or information reasonably requested by any Antitrust Authority and supplying to any Governmental Authority as promptly as practicable any additional information or documents that may be requested pursuant to any Law or by such Governmental Unit and take, or cause to take, all other actions to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. The Debtors agree to pay all fees of a Governmental Authority incurred by any Party in connection with the filings and other actions contemplated by this Section 6.10.

Each Commitment Party, including its Affiliates, and its Subsidiaries, agrees to use commercially reasonable efforts to take, or cause to be taken, any steps and to make, or cause to be made, any and all undertakings necessary to resolve such objections, if any, that a Governmental Authority or Antitrust Authority may assert under any Antitrust Law with respect

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to any transaction contemplated by this Agreement, the Plan or the other Definitive Documents, and to avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any Governmental Authority or Antitrust Authority with respect to any transaction contemplated by this Agreement, the Plan or the other Definitive Documents, in each case, so as to enable the Closing to occur as promptly as practicable, including, without limitation, (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of any businesses, assets, equity interests, product lines or properties of any Commitment Party (including its Affiliates, and its Subsidiaries), or any equity interest in any joint venture held any by any Commitment Party (including its Affiliates, and its Subsidiaries), (y) creating, terminating, or divesting relationships, ventures, contractual rights or obligations of any Commitment Party (including its Affiliates, and its Subsidiaries), and (z) otherwise taking or committing to take any action that would limit any Commitment Party’s (including its Affiliates’, and its Subsidiaries’) freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of any Commitment Party (including its Affiliates, and its Subsidiaries) or any equity interest in any joint venture held by any Commitment Party (including its Affiliates, and its Subsidiaries), in each case as may be required in order to obtain all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations required directly or indirectly under any Antitrust Law or to avoid the commencement of any action to prohibit any transaction contemplated by this Agreement, the Plan or the other Definitive Documents under any Antitrust Law, or, in the alternative, to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any action or proceeding seeking to prohibit any transaction contemplated by this Agreement, the Plan or the other Definitive Documents or delay the Closing.

The Debtors and each Commitment Party subject to an obligation pursuant to the Antitrust Laws, if applicable, to notify any transaction contemplated by this Agreement, the Plan or the other Definitive Documents that has notified the Debtors in writing of such obligation (each such Commitment Party, a “Filing Party”) agree to reasonably cooperate with each other as to the appropriate time of filing such notification and its content. Where applicable in connection with this Agreement, the Debtors and each Filing Party shall, to the extent permitted by applicable Law: (A) promptly notify each other of, and if in writing, furnish each other with copies of (or, in the case of material oral communications, advise each other orally of) any communications from or with an Antitrust Authority; (B) not participate in any meeting with an Antitrust Authority unless it consults with each other Filing Party and the Debtors, as applicable, in advance and, to the extent permitted by the Antitrust Authority and applicable Law, give each other Filing Party and the Debtors, as applicable, a reasonable opportunity to attend and participate thereat; (C) furnish each other Filing Party and the Debtors, as applicable, with copies of all correspondence and communications between such Filing Party or the Debtors and the Antitrust Authority; (D) furnish each other Filing Party with such necessary information and reasonable assistance as may be reasonably necessary in connection with the preparation of necessary filings or submission of information to the Antitrust Authority; and (E) not withdraw its filing, if any, under the HSR Act without the prior written consent of the Required Commitment Parties and the Debtors. Any such disclosures, rights to participate or provisions of information by one party to the other parties may be made on a counsel-only basis to the extent required under applicable Law or as appropriate to protect confidential business information, and

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any materials provided pursuant to this Section 6.10 may be redacted (i) to remove references concerning valuation; (ii) to the extent necessary to comply with contractual arrangements; and (iii) to the extent necessary to address reasonable privilege and confidentiality concerns.

(b)               Should a Filing Party be subject to an obligation under the Antitrust Laws to jointly notify with one or more other Filing Parties (each, a “Joint Filing Party”) any transaction contemplated by this Agreement, the Plan or the other Definitive Documents, such Joint Filing Party shall promptly notify each other Joint Filing Party of, and if in writing, furnish each other Joint Filing Party with copies of (or, in the case of material oral communications, advise each other Joint Filing Party orally of) any communications from or with an Antitrust Authority.

(c)               The Debtors and each Filing Party shall use their commercially reasonable efforts to obtain all authorizations, approvals, consents, or clearances under any applicable Antitrust Laws or to cause the termination or expiration of all applicable waiting periods under any Antitrust Laws in connection with the transactions contemplated by this Agreement at the earliest possible date after the date of filing. The communications contemplated by this Section 6.10 may be made by the Debtors or a Filing Party on an outside counsel-only basis or subject to other agreed upon confidentiality safeguards.

Section 6.11        Rights Offering. The Debtors shall effectuate the Rights Offering in accordance with the Plan and the Rights Offering Procedures in all material respects.

Article VII

ADDITIONAL PROVISIONS REGARDING FIDUCIARY OBLIGATIONS

Section 7.1            Fiduciary Out. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require any Debtor or the board of directors, board of managers, or similar governing body of any Debtor (the aforementioned parties collectively as to the Debtors, “Fiduciaries”), in each case, acting in their capacity as such, to take any action or to refrain from taking any action to the extent such Fiduciary determines, after consulting with counsel, that taking or failing to take such action would be inconsistent with applicable Law or its fiduciary obligations under applicable Law; provided that counsel to the Debtors shall give notice not later than two (2) Business Days following such determination (with email being sufficient) (a “Fiduciary Out Notice”), to counsel to the Initial Commitment Parties following a determination made in accordance with this Section 7.1 to take or not take action, in each case in a manner that would result in a breach of this Agreement. This Section 7.1 shall not be deemed to amend, supplement or otherwise modify, or constitute a waiver of any Party’s rights to terminate this Agreement pursuant to Article X or Section 7.1 of this Agreement that may arise as a result of any such action or inaction.

Section 7.2            Alternative Transactions. Notwithstanding anything to the contrary in this Agreement (but subject to Section 7.1 herein), from the date of this Agreement until the Closing Date, (a) each Debtor and its respective board of directors (or committees thereof, but not any individual director), officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives, each acting in their capacity as such, shall

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have the right, consistent with their fiduciary duties, to continue any ongoing discussions with interested parties and to respond to any inbound indications of interest, but will no longer solicit Alternative Restructuring Proposals (or inquiries or indications of interest with respect thereto); and (b) if any Debtor or the board of directors of any of the Debtors determines, in the exercise of its fiduciary duties, to accept or pursue an Alternative Restructuring Proposal, including by making any written or oral proposal or counterproposal with respect thereto, the Debtors shall notify (with email being sufficient) counsel to the Initial Commitment Parties within two (2) Business Days following such determination and/or proposal or counterproposal (with respect to a notice in respect of an Alternative Restructuring Proposal, an “Alternative Restructuring Counterproposal Notice”). Upon receipt of such Alternative Restructuring Counterproposal Notice, the Required Commitment Parties shall have the right to terminate this Agreement. The Debtors’ advisors shall provide the Initial Commitment Parties Advisors and any other party determined by the Debtors, with (i) all documentation received in connection with such Alternative Restructuring Proposal (or, if such proposal was not made in writing, a reasonably detailed summary of such proposal), including the identity of the person or group of persons involved, (ii) reasonable and periodic updates as to the status and progress of any Alternative Restructuring Proposals and (iii) reasonably prompt responses to any reasonable information requests and questions from the Initial Commitment Parties Advisors related to any Alternative Restructuring Proposals or the Debtors’ actions taken pursuant to this Section 7.2. Nothing in this Agreement shall impair or waive the rights of any Debtor to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions, or prevent any Debtor from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

Article VIII

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

Section 8.1            Conditions to the Obligations of the Commitment Parties. The obligations of each Commitment Party to consummate the transactions contemplated hereby shall be subject to (unless waived by the Required Commitment Parties) the satisfaction of the following conditions prior to or at the Closing:

(a)               Orders. The Bankruptcy Court shall have entered the Backstop Order, Disclosure Statement Order, and Confirmation Order, in each case, in form and substance acceptable to the Required Commitment Parties and consistent in all material respects with the RSA and the Definitive Documents; each such Order shall be a Final Order; such Order shall be in full force and effect, and not subject to a stay.

(b)               Plan. Each Debtor shall have complied, in all material respects, with the terms of the Plan that are to be performed by each Debtor on or prior to the Effective Date and the conditions to the occurrence of the Effective Date (other than any conditions relating to the occurrence of the Closing) set forth in the Plan shall have been satisfied or, with the prior consent of the Required Consenting Noteholders, waived in accordance with the terms of the Plan.

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(c)               Rights Offering. The Rights Offering shall have been conducted, in all respects, in accordance with the Backstop Order, the Rights Offering Procedures and this Agreement, and the Rights Offering Expiration Time shall have occurred.

(d)               New Second Lien Notes. (i) Each of the New Second Lien Notes Documents shall (x) have been executed, authenticated and/or delivered by the applicable Reorganized Debtors and each Person required to execute, authenticate and/or deliver the same (which, in the case of the New Second Lien Notes Indenture, shall include the New Second Lien Notes Trustee), (y) be consistent in all material respects with the terms of the RSA, the New Second Lien Notes Term Sheet, and otherwise in form and substance reasonably acceptable to the Debtors and the Required Commitment Parties, and (z) be in full force and effect, and (ii) the Liens on and security interests in the Reorganized Debtors’ assets securing the Reorganized Debtors’ obligations under the New Second Lien Notes shall have been duly and validly created and perfected in a manner that is reasonably acceptable to the Debtors and the Required Commitment Parties.

(e)               Effective Date. The Effective Date shall have occurred, or shall be deemed to have occurred concurrently with the Closing, in accordance with the terms and conditions in the Plan and in the Confirmation Order.

(f)                Registration Rights Agreement. If applicable, a registration rights agreement shall have terms that are customary for a transaction of this nature and shall be in form and substance reasonably acceptable to the Required Commitment Parties and the Debtors (the “Registration Rights Agreement”). The Registration Rights Agreement, if applicable, shall have been executed and delivered by PCHI, shall otherwise have become effective with respect to the Commitment Parties and the other parties thereto, and shall be in full force and effect.

(g)               New Organizational Documents. The New Organizational Documents, in the form and substance acceptable to the Debtors and the Required Commitment Parties, shall have been duly approved and adopted and shall be in full force and effect.

(h)               Expense Reimbursement. The Debtors shall have paid (or such amounts shall be paid concurrently with the Closing) all Expense Reimbursement invoiced through the Closing Date pursuant to Section 3.3.

(i)                 Consents. All governmental and third-party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement and the Plan shall have been made or received.

(j)                 Antitrust Approvals. All waiting periods imposed by any Governmental Authority or Antitrust Authority in connection with the transactions contemplated by this Agreement shall have terminated or expired and all authorizations, approvals, consents or clearances under the Antitrust Laws in connection with the transactions contemplated by this Agreement shall have been obtained.

(k)               No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Unit that prohibits the implementation of the Plan or the transactions contemplated by this Agreement.

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(l)                 Representations and Warranties.

(i)                 The representations and warranties of the Debtors contained in Sections 4.1, 4.2, 4.3, 4.4, 4.25, 4.26, 4.27, and 4.30 shall be true and correct in all respects on and as of the Closing Date after giving effect to the Plan with the same effect as if made on and as of the Closing Date after giving effect to the Plan (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).

(ii)              The representations and warranties of the Debtors contained in Sections 4.13, 4.18, and 4.24 shall be true and correct in all material respects on and as of the Closing Date, or will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date after giving effect to the Plan (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date).

(iii)            The representations and warranties of the Debtors contained in this Agreement other than those referred to in clauses (i) and (ii) above shall be true and correct (disregarding all materiality or Material Adverse Effect qualifiers) on and as of the Closing Date after giving effect to the Plan with the same effect as if made on and as of the Closing Date or will be true and correct in all material respects on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct does not constitute, individually or in the aggregate, a Material Adverse Effect.

(m)             Covenants. The Debtors shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing Date.

(n)               Material Adverse Effect. Since the Petition Date, except for the Chapter 11 Cases and any adversary proceedings or contested motions in connection therewith, there shall not have occurred, and there shall not exist, any event, development, occurrence or change that constitutes, individually or in the aggregate, a Material Adverse Effect.

(o)               Officer’s Certificate. The Commitment Parties shall have received on and as of the Closing Date a certificate of the chief executive officer or chief financial officer of PCHI confirming that the conditions set forth in Sections 8.1(l), (m), and (n) have been satisfied.

(p)               RSA. The RSA shall not have terminated, and no event shall have occurred that, with the passage of time or giving of notice, would give rise to the right of the Required Consenting Noteholders to terminate the RSA; provided that the foregoing shall not apply to any automatic termination event arising out of Section 12.04(c) of the RSA with respect to any Consenting Noteholder that is not an Initial Consenting Noteholder (as defined in the RSA).

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(q)               Backstop Commitment Premium. The Debtors shall have paid (or such amounts shall be paid concurrently with the Closing) to each Commitment Party the applicable Backstop Commitment Premium (including the Backstop Commitment Premium Share Amount and the Backstop Commitment Premium Notes Amount) as set forth in Section 3.2.

(r)                Funding Notice. The Commitment Parties shall have received the Funding Notice in accordance with the terms of this Agreement.

Section 8.2            Certificate of Incorporation. Upon the Closing, the rights, preferences and privileges of the New Common Stock will be as stated in the Certificate of Incorporation in accordance with the Plan and as provided by law.

Section 8.3            Waiver of Conditions to Obligations of Commitment Parties. All or any of the conditions set forth in Section 8.1 may only be waived in whole or in part with respect to all Commitment Parties by a written instrument (with email being sufficient) executed by the Required Commitment Parties in their sole discretion and if so waived, all Commitment Parties shall be bound by such waiver.

Section 8.4            Conditions to the Obligations of the Debtors. The obligations of the Debtors to consummate the transactions contemplated hereby with any Commitment Party is subject to (unless waived by the Debtors by a written instrument (with email being sufficient)) the satisfaction of each of the following conditions:

(a)               Orders. The Bankruptcy Court shall have entered the Backstop Order, Disclosure Statement Order, and Confirmation Order, in each case, in form and substance acceptable to the Debtors and consistent in all material respects with the RSA and the Definitive Documents; each such Order shall be a Final Order; such Order shall be in full force and effect, and not subject to a stay.

(b)               Effective Date. The Effective Date shall have occurred, or shall be deemed to have occurred concurrently with the Closing, in accordance with the terms and conditions in the Plan and in the Confirmation Order.

(c)               Rights Offering. The Rights Offering Expiration Time shall have occurred, and the Debtors shall have received the Aggregate Rights Offering Amount in full in Cash pursuant to the Rights Offering or this Agreement.

(d)               Antitrust Approvals. All waiting periods imposed by any Governmental Authority or Antitrust Authority in connection with the transactions contemplated by this Agreement shall have terminated or expired and all authorizations, approvals, consents or clearances under the Antitrust Laws in connection with the transactions contemplated by this Agreement shall have been obtained.

(e)               No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Unit that prohibits the implementation of the Plan or the transactions contemplated by this Agreement.

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(f)                Representations and Warranties. The representations and warranties of the Commitment Parties contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct in all material respects only as of the specified date).

(g)               Consents. All governmental and third-party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement and the Plan shall have been made or received.

(h)               Covenants. The Commitment Parties shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing Date.

(i)                 RSA. The RSA shall not have terminated, and no event shall have occurred that, with the passage of time or giving of notice, would give rise to the right of the Required Consenting Noteholders to terminate the RSA; provided that the foregoing shall not apply to any automatic termination event arising out of Section 12.04(c) of the RSA with respect to any Consenting Noteholder that is not an Initial Consenting Noteholder (as defined in the RSA).

Article IX

INDEMNIFICATION AND CONTRIBUTION

Section 9.1            Indemnification Obligations. Following the entry of the Backstop Order, but effective as of the date hereof, the Debtors (the “Indemnifying Parties,” and each, an “Indemnifying Party”) shall, jointly and severally, indemnify and hold harmless each Commitment Party and its Affiliates, equity holders, members, partners, general partners, managers and its and their respective Representatives and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities (including Environmental Liabilities) and costs and expenses (other than Taxes of the Commitment Parties except to the extent (i) otherwise provided for in this Agreement or (ii) such Taxes represent losses arising from any non-Tax claim) (collectively, “Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement, the Plan, and the transactions contemplated hereby and thereby, including the Backstop Commitment, the Rights Offering, the Expense Reimbursement, the payment of the Backstop Commitment Premium or the Backstop Commitment Termination Premium or the use of the proceeds of the Rights Offering, or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Debtors, the Reorganized Debtors, their respective equity holders, Affiliates, creditors or any other Person, and reimburse each Indemnified Person upon demand for reasonable documented out-of-pocket (with such documentation subject to redaction to preserve attorney client and work product privileges) legal or other third-party expenses incurred in connection with investigating, preparing to defend or defending, or providing evidence in or

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preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement or the Plan are consummated or whether or not this Agreement is terminated; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses (a) as to a Defaulting Commitment Party or its Related Parties, or (b) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the willful misconduct, bad faith or gross negligence of such Indemnified Person. The Indemnified Persons are express third-party beneficiaries of this Article IX.

Section 9.2            Indemnification Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that (a) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (b) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to such Indemnified Person otherwise than on account of this Agreement. In case any such Indemnified Claims are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, at its election by providing written notice to such Indemnified Person, the Indemnifying Party will be entitled to assume the defense thereof or participation therein, with counsel reasonably acceptable to such Indemnified Person; provided, further, that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Indemnifying Party and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof or participation therein (other than reasonable documented out-of-pocket costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each jurisdiction in which local counsel is required)), (ii) the Indemnifying Party shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time after the Indemnifying Party has received notice of commencement of the Indemnified Claims from, or delivered on behalf of, the Indemnified Person, (iii) after the Indemnifying Party assumes the defense of the Indemnified Claims, the Indemnified Person determines in good faith that the Indemnifying Party has failed or is failing to defend such claim and provides written notice of such determination, and such failure is not reasonably cured within six (6) Business Days

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following receipt of such notice by the Indemnifying Party, or (iv) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

Section 9.3            Settlement of Indemnified Claims. The Indemnifying Party shall not be liable for any settlement of any Indemnified Claims effected by such Indemnified Person without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). If any settlement of any Indemnified Claims is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Indemnifying Party hereunder in accordance with, and subject to the limitations of, this Article IX. Notwithstanding anything in this Article IX to the contrary, if at any time an Indemnified Person shall have requested the Indemnifying Party to reimburse such Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Indemnified Claims as contemplated by this Article IX, the Indemnifying Party shall be liable for any settlement of any Indemnified Claims effected without its written consent if (a) such settlement is entered into more than ten (10) days after receipt by the Indemnifying Party of such request for reimbursement and (b) the Indemnifying Party shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall be granted or withheld, conditioned or delayed in the Indemnified Person’s sole discretion), effect any settlement of any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

Section 9.4            Contribution. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 9.1, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party, on the one hand, and all Indemnified Persons, on the other hand, shall be deemed to be in the same proportion as (a) the total value received or proposed to be received by PCHI pursuant to the issuance and sale of the Rights Offering Shares and Rights Offering Notes in the Rights Offering contemplated by this Agreement and the Plan bears to (b) the Backstop Commitment Premium paid or proposed to be paid to the Commitment Parties. Subject to Section 10.5, the Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their comparative or contributory negligence or otherwise to the Indemnifying Parties, any Person asserting claims on behalf of or in right of any of the Indemnifying Parties, or any other Person in connection with an Indemnified Claim.

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Section 9.5            Treatment of Indemnification Payments. All amounts paid by an Indemnifying Party to an Indemnified Person under this Article IX shall, to the extent permitted by applicable Law, be treated for all Tax purposes as adjustments to the Backstop Commitment Premium or the Backstop Commitment Termination Premium of such Indemnified Person, as the case may be, or, to the extent arising after the Closing Date, the Purchase Price for the securities subscribed for by such Indemnified Person in the Rights Offering, or the Unsubscribed Shares or Unsubscribed Notes purchased by such Indemnified Person, as applicable. The provisions of this Article IX are an integral part of the transactions contemplated by this Agreement and without these provisions the Commitment Parties would not have entered into this Agreement. The obligations of the Debtors under this Article IX shall constitute allowed administrative expenses of the Debtors’ estate under Sections 503(b) and 507 of the Bankruptcy Code and are payable without further Order of the Bankruptcy Court, and that the Debtors may comply with the requirements of this Article IX without further Order of the Bankruptcy Court.

Section 9.6            No Survival. All representations, warranties, covenants and agreements made in this Agreement shall not survive the Closing Date except for covenants and agreements that by their express terms are to be satisfied after the Closing Date, which covenants and agreements shall survive until satisfied in accordance with their terms. Notwithstanding the foregoing, the indemnification and other obligations of each of the Debtors pursuant to this Article IX and the other obligations set forth in Section 10.5 shall survive the Closing Date until the latest date permitted by applicable Law and, if applicable, be assumed by each of the Reorganized Debtors.

Article X

TERMINATION

Section 10.1        Consensual Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by mutual written consent of the Debtors and the Required Commitment Parties.

Section 10.2        Termination by the Debtors. This Agreement may be terminated by the Debtors upon written notice to each Commitment Party upon the occurrence of any of the following Events, subject to the rights of the Debtors to fully and conditionally waive, in writing, on a prospective or retroactive basis the occurrence of such Event:

(a)               the termination of the RSA as to the Debtors in accordance with its terms; provided that the foregoing shall not apply to any automatic termination event arising out of Section 12.04(c) of the RSA;

(b)               the occurrence of any Company Party Termination Event (as defined in the RSA) set forth in Section 12.02 of the RSA (in accordance with the terms thereof);

(c)               the Bankruptcy Court denies entry of the Backstop Order;

(d)               subject to the right of the Commitment Parties to arrange a Commitment Party Replacement in accordance with Section 2.3(a) (which will be deemed to cure any breach by the replaced Commitment Party pursuant to this Section 10.2(d)), (i) any Commitment Party

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shall have (x) breached any representation, warranty, covenant or other agreement made by such Commitment Party in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would or would reasonably be expected to, individually or in the aggregate, cause a condition set forth in Section 8.4(f) or Section 8.4(h) not to be satisfied or (y) materially breached or ceased to be a party to the RSA, (ii) the Debtors shall have delivered written notice of such breach or inaccuracy to such Commitment Party, and (iii) such breach or inaccuracy is not cured by such Commitment Party by the earlier of the tenth (10th) Business Day after receipt of such notice and the third (3rd) Business Day prior to the Outside Date; provided that the Debtors shall not have the right to terminate this Agreement pursuant to this Section 10.2(d) if any of them are then in willful or intentional breach of this Agreement; provided, further, that this Agreement shall continue in full force and effect with respect to the Debtors and the non-breaching Commitment Parties. For purposes of this Agreement, “willful or intentional breach” means a breach of this Agreement that is a consequence of an act undertaken by the breaching party with the knowledge that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement;

(e)               the Backstop Order or the Confirmation Order is reversed, dismissed, or vacated;

(f)                if PCHI shall not receive the Aggregate Rights Offering Amount (after accounting for any Funding Amounts expected to be provided by Specified Funding Parties pursuant to Section 2.4(b)) pursuant to the Rights Offering and this Agreement (subject to the right of the Commitment Parties to arrange a Commitment Party Replacement in accordance with Section 2.3(a)); provided that any termination pursuant to this Section 10.2(f) shall not relieve or otherwise limit the liability of any Defaulting Commitment Party hereto for any breach or violation of its obligations under this Agreement or any documents or instruments delivered in connection herewith;

(g)               any applicable Law or final and non-appealable Order shall have been enacted, adopted or issued by any Governmental Unit that prohibits the implementation of the Plan or the Rights Offering or the transactions contemplated by this Agreement or the other Definitive Documents; provided, that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement; or

(h)               the Closing Date has not occurred by 11:59 p.m. New York City time on the Final Outside Date, unless prior thereto the Effective Date occurs and the Rights Offering has been consummated; provided that the Debtors shall not have the right to terminate this Agreement pursuant to this Section 10.2(h) if they are then in willful or intentional breach of this Agreement.

Section 10.3        Termination by the Required Commitment Parties. This Agreement may be terminated by the Required Commitment Parties upon written notice to the Debtors if:

(a)               the RSA has been terminated as to the Debtors in accordance with its terms; provided that the foregoing shall not apply to any automatic termination event arising out

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of Section 12.04(c) of the RSA with respect to any Consenting Noteholder that is not an Initial Consenting Noteholder (as defined in the RSA);

(b)               the occurrence of any Consenting Noteholder Termination Event set forth in Section 12.01 of the RSA in accordance with the terms thereof;

(c)               the Bankruptcy Court has not entered the Confirmation Order on or prior to September 6, 2023 (as such date may be extended with the prior written consent of the Required Commitment Parties);

(d)               the Backstop Order or the Confirmation Order is reversed, dismissed, vacated or is modified or amended in any material respect after entry without the prior written consent of the Required Commitment Parties; provided, that this termination right may not be exercised by any Party that sought or requested such reversal, dismissal, vacation, modification or amendment;

(e)               the Closing Date has not occurred by 11:59 p.m., New York City time on September 29, 2023 (as it may be extended pursuant to this Section 10.3(e) or Section 2.3(a), the “Outside Date”), provided that the Outside Date may be waived or extended with the prior written consent of the Required Commitment Parties up to the Final Outside Date, and the Final Outside Date may be waived or extended only with the prior written consent of each Commitment Party (excluding any Defaulting Commitment Party);

(f)                (i) PCHI or any Debtor shall have breached any representation, warranty, covenant or other agreement made by PCHI or the other Debtors in this Agreement or any such representation or warranty shall have become inaccurate and such breach or inaccuracy would, individually or in the aggregate, cause a condition set forth in Sections 8.1(l), 8.1(m) or 8.1(n) not to be satisfied, (ii) any Commitment Party shall have delivered written notice of such breach or inaccuracy to the Debtors, and (iii) if such breach or inaccuracy is capable of being cured, such breach or inaccuracy is not cured by PCHI or the other Debtors by the earlier of (x) the tenth (10th) Business Day after receipt of such notice, and (y) the third (3rd) Business Day prior to the Outside Date; provided, that this Agreement may not be terminated pursuant to this Section 10.3(f) if the Required Commitment Parties are then in willful or intentional breach of this Agreement;

(g)               Since September 30, 2022, there shall have occurred any event, development, occurrence or change that, individually, or together with all other Events, has had or would reasonably be expected to have a Material Adverse Effect; or

(h)               any applicable Law or final and non-appealable Order shall have been enacted, adopted or issued by any Governmental Unit that prohibits the implementation of the Plan or the Rights Offering or the transactions contemplated by this Agreement or the other Definitive Documents; provided, that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement.

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Section 10.4        Termination by Commitment Parties. This Agreement may be terminated by any Commitment Party, with regard to itself only, by written notice to the Debtors and the other Commitment Parties if the Closing does not occur by the Final Outside Date.

Section 10.5        Effect of Termination. (a) Upon termination of this Agreement pursuant to this Article X, this Agreement shall forthwith become void and of no force or effect and there shall be no further obligations or liabilities on the part of the Parties; provided that (i) subject to Section 2.3(b), the obligations of the Debtors to pay the Expense Reimbursement pursuant to Article III, to satisfy their indemnification obligations pursuant to Article IX, and to pay the Backstop Commitment Termination Premium pursuant to Section 3.2 (and subject to Section 9.6) shall survive the termination of this Agreement and shall remain in full force and effect, in each case, until such obligations have been satisfied, and (ii) this Section 10.5 and Article XI shall survive the termination of this Agreement in accordance with their terms.

(b)               Notwithstanding anything to the contrary contained herein, if this Agreement is terminated pursuant to:

(i)               Section 7.1 or Section 7.2;

(ii)              Section 10.2(a) (other than pursuant to Section 12.02(a) of the RSA);

(iii)            Section 10.2(b) (other than pursuant to Section 12.02(a) of the RSA);

(iv)            Section 10.2(e); provided that such termination does not occur as a result of any action by a Commitment Party or a failure of a Commitment Party to take actions required by the RSA or this Agreement;

(v)              Section 10.3(a) (other than pursuant to Section 12.02 of the RSA);

(vi)            Section 10.3(b) (other than the occurrence of the Consenting Noteholder Termination Events set forth in Sections 12.01(b) and 12.01(q) of the RSA with respect to the Anagram Wholly-Owned Subsidiaries);

(vii)           Section 10.3(e), (f), or (g); provided that such termination does not occur as a result of any action by a Commitment Party or a failure of a Commitment Party to take actions required by the RSA or this Agreement;

then, as promptly as practicable and in any event no later than ten (10) Business Days following such termination, the Debtors shall pay or cause to be paid to the Commitment Parties that are not (x) Defaulting Commitment Parties or (y) Commitment Parties whose breach of this Agreement caused its termination, (i) the Backstop Commitment Termination Premium (pro rata in accordance with their Backstop Commitment Percentages, excluding the Backstop Commitment Percentage of any (A) Defaulting Commitment Party or (B) Commitment Party whose breach of this Agreement caused its termination), and (ii) any filing fees or other similar costs, fees or expenses associated with the matters contemplated by Section 6.10, as well as the Expense Reimbursement pursuant to Section 3.3 (in each case, excluding any such fees or other

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expenses referenced in this clause (ii) of any (A) Defaulting Commitment Party or (B) Commitment Party whose breach of this Agreement caused its termination); provided that any invoices shall not be required to contain individual time detail; provided, further that notwithstanding anything to the contrary in this Agreement, the Backstop Commitment Termination Premium will not be payable if this Agreement is terminated by any Party as a result of (i) the entry of the Confirmation Order or the Backstop Order being denied, or any of such orders being reversed, vacated, reconsidered or otherwise ceasing to constitute a Final Order or (ii) any applicable Law or Order of any Governmental Unit or Governmental Authority that prevents or prohibits confirmation of the Plan or the consummation of a material portion of the transactions contemplated by this Agreement or the Plan. Subject to Section 11.11, nothing in this Section 10.5 shall relieve any Party from liability for its breach of this Agreement.

(c)               The automatic stay applicable under section 362 of the Bankruptcy Code shall not prohibit a Party from taking any action or delivering any notice necessary to effectuate the termination of this Agreement pursuant to and in accordance with the terms hereof.

Article XI

GENERAL PROVISIONS

Section 11.1        Settlement Discussions. This Agreement and the transactions contemplated herein are part of a proposed settlement of a dispute between the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence and any other applicable Law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding, except to the extent filed with, or disclosed to, the Bankruptcy Court in connection with the Chapter 11 Cases (other than a proceeding to approve or enforce the terms of this Agreement or as a defense in connection with such a proceeding).

Section 11.2        Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as may be specified by like notice):

(a)               If to PCHI or the other Debtors:

Party City Holdco Inc.
100 Tice Boulevard
Woodcliff Lake, New Jersey 07677
Attention:
Email:

with a copy (which shall not constitute notice) to:

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Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Facsimile:	(212) 757-3990
Attention:	Paul M. Basta
Kenneth S. Ziman
Christopher J. Hopkins
Grace C. Hotz
Email:	pbasta@paulweiss.com
kziman@paulweiss.com
chopkins@paulweiss.com
ghotz@paulweiss.com

(b)               If to the Initial Commitment Parties (or to any of them), counsel to the Initial Commitment Parties, or any other Person to which notice is to be delivered hereunder, to the address set forth on each such Commitment Party’s signature page to this Agreement, with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Facsimile:	(212) 701-5331
Attn:	Damian S. Schaible
Adam L. Shpeen
Jonah A. Peppiatt
Bodie Stewart
Email:	damian.schaible@davispolk.com
adam.shpeen@davispolk.com
jonah.peppiatt@davispolk.com
bodie.stewart@davispolk.com

Section 11.3        Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the Debtors and the Required Commitment Parties, other than an assignment by a Commitment Party expressly permitted by Section 2.3 or Section 2.6 and any purported assignment in violation of this Section 11.3 shall be void ab initio and of no force or effect. Except as expressly provided in Article IX with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person any rights or remedies under this Agreement other than the Parties.

Section 11.4        Prior Negotiations; Entire Agreement. (a) This Agreement (including the exhibits, the schedules, and the other documents and instruments referred to herein and in the RSA) constitutes the entire agreement of the Parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the Parties with

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respect to the subject matter of this Agreement, except that the Parties hereto acknowledge that any confidentiality agreements heretofore executed between or among the Parties and the RSA will each continue in full force and effect.

(b)               Notwithstanding anything to the contrary in the Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto) or an affirmative vote to accept the Plan submitted by any Commitment Party, nothing contained in the Plan (including any amendments, supplements or modifications thereto) or Confirmation Order (including any amendments, supplements or modifications thereto) shall alter, amend or modify the rights of the Commitment Parties under this Agreement unless such alteration, amendment or modification has been made in accordance with Section 11.8.

Section 11.5        Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH (a) THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD FOR ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION, AND (b) TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE. THE PARTIES CONSENT AND AGREE THAT ANY ACTION TO ENFORCE THIS AGREEMENT OR ANY DISPUTE, WHETHER SUCH DISPUTES ARISE IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN THE BANKRUPTCY COURT (OR, SOLELY TO THE EXTENT THE BANKRUPTCY COURT DECLINES JURISDICTION OVER SUCH ACTION OR DISPUTE, IN ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK). THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT (OR, SOLELY TO THE EXTENT THE BANKRUPTCY COURT DECLINES JURISDICTION OVER SUCH ACTION OR DISPUTE, IN ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK). EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (i) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE BANKRUPTCY COURT, (ii) SUCH PARTY OR SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY THE BANKRUPTCY COURT OR (iii) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN THE BANKRUPTCY COURT IS BROUGHT IN AN INCONVENIENT FORUM (OR, IN EACH CASE, SOLELY TO THE EXTENT THE BANKRUPTCY COURT DECLINES JURISDICTION OVER SUCH ACTION OR DISPUTE, ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK). THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING TO AN ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

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Section 11.6        Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE AMONG THE PARTIES UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE.

Section 11.7        Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart. Any facsimile or electronic signature shall be treated in all respects as having the same effect as having an original signature.

Section 11.8        Waivers and Amendments; Rights Cumulative; Consent. This Agreement may be amended, restated, modified or changed only by a written instrument (with email being sufficient) delivered by the Debtors and the Required Commitment Parties; provided that any amendment that would (a) modify a Commitment Party’s Backstop Commitment Percentage (which, for the avoidance of doubt, includes the Backstop Commitment), share of the Backstop Commitment Premium, or share of the Backstop Commitment Termination Premium, (b) increase such Commitment Party’s Purchase Price in respect of any securities to be purchased in connection with the Rights Offering or hereunder, or (c) modify a Significant Term shall require the prior written consent (with email being sufficient) of the Debtors and each affected Commitment Party.

Notwithstanding the foregoing, Schedule 2 shall be revised as necessary without requiring a written instrument to reflect conforming changes in the composition of the Commitment Parties and Backstop Commitment Percentages as a result of Transfers of any applicable Funding Commitments permitted and consummated in compliance with the terms and conditions of this Agreement.

The terms and conditions of this Agreement (other than the conditions set forth in Section 8.1 and Section 8.4, the waiver of which shall be governed solely by Article VIII) may be waived (a) by the Debtors only by a written instrument executed by the Debtors and (b) by the Required Commitment Parties only by a written instrument executed by the Required Commitment Parties.

No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party hereto otherwise may have at law or in equity.

Section 11.9        Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

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Section 11.10    Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions, including pursuant to an order of the Bankruptcy Court or other court of competent jurisdiction, without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.

Section 11.11    Damages. Notwithstanding anything to the contrary in this Agreement, none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits in connection with the breach or termination of this Agreement.

Section 11.12    No Reliance. No Commitment Party or any of its Related Parties shall have any duties or obligations to the other Commitment Parties in respect of this Agreement, the Plan or the transactions contemplated hereby or thereby, except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Commitment Party or any of its Related Parties shall be subject to any fiduciary or other implied duties to the other Commitment Parties, (b) no Commitment Party or any of its Related Parties shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Commitment Party, (c) no Commitment Party or any of its Related Parties shall have any duty to the other Commitment Parties to obtain, through the exercise of diligence or otherwise, to investigate, confirm, or disclose to the other Commitment Parties any information relating to the Debtors that may have been communicated to or obtained by such Commitment Party or any of its Affiliates in any capacity, (d) no Commitment Party may rely, and confirms that it has not relied, on any due diligence investigation that any other Commitment Party or any Person acting on behalf of such other Commitment Party may have conducted with respect to the Debtors or any of their Affiliates or any of their respective securities, and (e) each Commitment Party acknowledges that no other Commitment Party is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Unsubscribed Notes or Backstop Commitment Percentage of its Backstop Commitment.

Each Commitment Party hereto acknowledges that this Agreement does not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the Debtors and the Commitment Parties do not constitute a “group” within the meaning of Rule 13d-5 under the Exchange Act. Nothing contained herein or any Definitive Documents and no action taken by any Commitment Party pursuant to this Agreement shall be deemed to constitute or create a presumption by any parties that the Commitment Parties are in any way acting in concert or as a “group” within the meaning of Rule 13d-5 under the Exchange Act. Each Commitment Party confirms that it has independently participated in the negotiation of the transactions contemplated under this Agreement and the Definitive Documents with the advice of its counsel and advisors.

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Section 11.13    No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Parties may be partnerships or limited liability companies, each Party covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any Party’s Affiliates or any of the respective Related Parties of such Party or of the Affiliates of such Party (in each case other than the Parties to this Agreement and each of their respective successors and permitted assignees under this Agreement), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of such Related Parties, as such, for any obligation or liability of any Party under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this Section 11.13 shall relieve or otherwise limit the liability of any Party hereto or any of their respective successors or permitted assigns for any breach or violation of its obligations under this Agreement or such other documents or instruments. For the avoidance of doubt, none of the Parties will have any recourse, be entitled to commence any proceeding or make any claim under this Agreement or in connection with the transactions contemplated hereby except against any of the Parties or their respective successors and permitted assigns, as applicable.

Section 11.14    Severability. In the event that any one or more of the provisions contained in this Agreement are held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto will be enforceable to the fullest extent permitted by law.

Section 11.15    Enforceability of Agreement. Each of the Parties waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required.

Section 11.16    Publicity. At all times prior to the Closing Date or the earlier termination of this Agreement in accordance with its terms, (a) the Parties shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release) or otherwise making public announcements with respect to the entry into, and transactions contemplated, by this Agreement and (b) no Party or its advisors shall disclose to any Person (including, for the avoidance of doubt, any other Commitment Party), other than advisors to the Debtors, any Commitment Party’s Backstop Commitment or Backstop Commitment Percentage without such Commitment Party’s prior written consent (it being understood and agreed that each Commitment Party’s signature page to this Agreement shall be redacted to remove the name of such Commitment Party and the amount and/or percentage of the Commitment Party’s Backstop Commitment to the extent this Agreement is filed on the docket maintained in the Chapter 11 Cases or otherwise made publicly

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available); provided that (x) nothing contained herein shall be deemed to require any Party to provide to any other Party in advance of filing with the Securities and Exchange Commission or any other federal or non-U.S. agency or stock exchange any disclosures required to comply with applicable federal or non-U.S. securities law or stock exchange regulations and (y) the foregoing shall not prohibit (i) the disclosure of the aggregate percentage or aggregate principal amount of Backstop Commitments held by the Commitment Parties of the same class, collectively or (ii) any disclosure required by any Requirement of Law or any Order of a Governmental Unit or Government Authority. Notwithstanding the provisions in this Section 11.16, (i) any Party may disclose the identities of the other Parties in any action to enforce this Agreement or in any action for damages as a result of any breaches hereof, (ii) any Party may disclose, to the extent expressly consented to in writing in advance by a Commitment Party, such Commitment Party’s identity and individual holdings and (iii) any Party may disclose any information required to be disclosed by applicable Laws.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

PARTY CITY HOLDCO INC., and each of the Debtors listed on Schedule 1

By:	/s/ Ian Heller
Name:	Ian Heller
Title:	Senior Vice President, General Counsel and Secretary

Schedule 1

Debtors

1.	Party City Holdco Inc.
2.	Amscan Custom Injection Molding, LLC
3.	Amscan Inc.
4.	Amscan Purple Sage, LLC
5.	Am-Source, LLC
6.	Anagram Eden Prairie Property Holdings LLC
7.	Party City Corporation
8.	Party City Holdings Inc.
9.	Party Horizon Inc.
10.	PC Intermediate Holdings, Inc.
11.	PC Nextco Finance, Inc.
12.	PC Nextco Holdings, LLC
13.	Print Appeal, Inc.
14.	Trisar, Inc.

Schedule 2

Backstop Commitment Percentages

[Redacted]

EXHIBIT A

FORM OF JOINDER FOR RELATED PURCHASER

Joinder to Backstop Commitment Agreement (this “Joinder”) dated as of [·], by and among [____________] (the “Transferor”) and [____________] (the “Transferee”).

W I T N E S S E T H:

WHEREAS, Party City Holdco Inc. (“PCHI”), certain of its direct and indirect debtor subsidiaries and the Commitment Parties party thereto have heretofore executed and delivered a Backstop Commitment Agreement, dated as of [·], 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, pursuant to Section 2.6(b) of the Agreement, each Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any Related Purchaser, subject to the terms and conditions set forth in the Agreement; and

WHEREAS, Transferor desires to sell to Transferee and Transferee desires to purchase from Transferor the Backstop Commitment Percentage set forth beneath its signature in the signature page hereto (the “Subject Transfer”);

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Transferor and the Transferee covenant and agree as follows:

1.	Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article XI of the Agreement shall be deemed to apply to this Joinder and are incorporated herein by reference, mutatis mutandis.
2.	Agreement to Transfer. The Transferor hereby agrees to Transfer to the Transferee, pursuant and subject to the terms and conditions set forth in the Agreement and the Backstop Order, the Backstop Commitment Percentage as set forth beneath its signature in the signature page hereto (and Schedule 2 to the Agreement shall be deemed to have been revised in accordance with the Agreement).
3.	Agreement to be Bound. The Transferee hereby agrees (a) to become a party to the Agreement as a Commitment Party and Party and as such will have all the rights and be subject to all of the obligations and agreements of a Commitment Party under the Agreement, (b) to purchase, pursuant and subject to the terms and conditions set forth in the Agreement and the Backstop Order, such number of Unsubscribed Shares and such Original Principal Amount of Unsubscribed Notes as corresponds to the Backstop Commitment Percentage. The Backstop Commitment Percentage Transferred to the Transferee pursuant to the Subject Transfer as of the date hereof are set forth on the signature page hereto (and Schedule 2 to the Agreement shall be deemed to have been revised in accordance with the Agreement); provided, however, that such Transferee’s Backstop Commitment Percentage may be modified after the date hereof, subject to the terms of the Agreement and the Backstop Order.

4.	Release of Obligations of Transferor. Upon consummation of the Subject Transfer, the Transferor shall be deemed to relinquish its rights and be released from its obligations under the Agreement with respect to the Subject Transfer.

5.	Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that the Subject Transfer does not violate any of the provisions contained in Section 2.6(e) of the Agreement.
6.	Representations and Warranties of the Transferee. The Transferee hereby (a) represents and warrants that the Transferee is a Related Purchaser of the Transferor and (b) makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement; provided, however, for purposes of any representation concerning Secured Notes Claims, the Transferee is only hereby making representations with respect to any such Claims that it actually holds on the date hereof (which may be none, in which case it makes no such representations).
7.	Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction, and, to the extent applicable, the Bankruptcy Code.
8.	Notice. All notices and other communications given or made to the Transferee in connection with the Agreement shall be made in accordance with Section 11.1 of the Agreement, to the address set forth under the Transferee’s signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Transferee).

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Joinder to be executed as of the date first written above.

TRANSFEROR:
[ ]

By:
Name:
Title:
Address:
Email:
Facsimile:

Backstop Commitment Percentage:

TRANSFEREE:
[ ]

By:
Name:
Title:
Address:
Email:
Facsimile:

Backstop Commitment Percentage:

EXHIBIT B-1

FORM OF JOINDER FOR EXISTING COMMITMENT PARTY PURCHASER

Joinder to Backstop Commitment Agreement (this “Joinder”) dated as of [·], by and among [____________] (the “Transferor”) and [____________] (the “Transferee”).

W I T N E S S E T H:

WHEREAS, Party City Holdco Inc. (“PCHI”), certain of its direct and indirect debtor subsidiaries and the Commitment Parties party thereto have heretofore executed and delivered a Backstop Commitment Agreement, dated as of [●], 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, pursuant to Section 2.6(c) of the Agreement, each Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any Existing Commitment Party Purchaser, subject to the terms and conditions set forth in the Agreement; and

WHEREAS, Transferor desires to sell to Transferee and Transferee desires to purchase from Transferor the Backstop Commitment Percentage set forth beneath its signature in the signature page hereto (the “Subject Transfer”);

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Transferor and the Transferee covenant and agree as follows:

1.	Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article XI of the Agreement shall be deemed to apply to this Joinder and are incorporated herein by reference, mutatis mutandis.
2.	Agreement to Transfer. The Transferor hereby agrees to Transfer to the Transferee, pursuant and subject to the terms and conditions set forth in the Agreement and the Backstop Order, the Backstop Commitment Percentage as set forth beneath its signature in the signature page hereto (and Schedule 2 to the Agreement shall be deemed to have been revised in accordance with the Agreement).
3.	Agreement to be Bound. The Transferee hereby agrees (a) to become a party to the Agreement as a Commitment Party and Party and as such will have all the rights and be subject to all of the obligations and agreements of a Commitment Party under the Agreement, (b) to purchase, pursuant and subject to the terms and conditions set forth in the Agreement and the Backstop Order, such number of Unsubscribed Shares and such Original Principal Amount of Unsubscribed Notes as corresponds to the Backstop Commitment Percentage. The Backstop Commitment Percentage to the Transferee pursuant to the Subject Transfer as of the date hereof are set forth on the signature page hereto (and Schedule 2 to the Agreement shall be deemed to have been revised in accordance with the Agreement); provided, however, that such Transferee’s Backstop Commitment Percentage may be modified after the date hereof, subject to the terms of the Agreement and the Backstop Order.

4.	Release of Obligations of Transferor. Upon consummation of the Subject Transfer, the Transferor shall be deemed to relinquish its rights and be released from its obligations under the Agreement with respect to the Subject Transfer.

5.	Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that the Subject Transfer does not violate any of the provisions contained in Section 2.6(e) of the Agreement.
6.	Representations and Warranties of the Transferee. The Transferee hereby (a) represents and warrants that the Transferee is an Existing Commitment Party Purchaser (and not prior to the date hereof a Commitment Party) and (b) makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement; provided, however, for purposes of any representation concerning Secured Notes Claims, the Transferee is only hereby making representations with respect to any such Claims that it actually holds on the date hereof (which may be none, in which case it makes no such representations).
7.	Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction, and, to the extent applicable, the Bankruptcy Code.
8.	Notice. All notices and other communications given or made to the Transferee in connection with the Agreement shall be made in accordance with Section 11.1 of the Agreement, to the address set forth under the Transferee’s signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Transferee).

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Joinder to be executed as of the date first written above.

TRANSFEROR:
[ ]

By:
Name:
Title:
Address:
Email:
Facsimile:

Backstop Commitment Percentage:

TRANSFEREE:
[ ]

By:
Name:
Title:
Address:
Email:
Facsimile:

Backstop Commitment Percentage:

EXHIBIT B-2

FORM OF AMENDMENT FOR EXISTING COMMITMENT PARTY PURCHASER

Amendment to Backstop Commitment Agreement (this “Amendment”) dated as of [·], by and among [____________] (the “Transferor”) and [____________] (the “Transferee”).

W I T N E S S E T H:

WHEREAS, Party City Holdco Inc. (“PCHI”), certain of its direct and indirect debtor subsidiaries and the Commitment Parties party thereto have heretofore executed and delivered a Backstop Commitment Agreement, dated as of [●], 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, pursuant to Section 2.6(c) of the Agreement, each Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any Existing Commitment Party Purchaser, subject to the terms and conditions set forth in the Agreement; and

WHEREAS, Transferor desires to sell to Transferee and Transferee desires to purchase from Transferor the Backstop Commitment Percentage set forth beneath its signature in the signature page hereto (the “Subject Transfer”);

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Transferor, the Transferee, and the Debtors covenant and agree as follows:

1.	Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article XI of the Agreement shall be deemed to apply to this Amendment and are incorporated herein by reference, mutatis mutandis.
2.	Agreement to Transfer. The Transferor hereby agrees to Transfer to the Transferee, pursuant and subject to the terms and conditions set forth in the Agreement and the Backstop Order, the Backstop Commitment Percentage as set forth beneath its signature in the signature page hereto (and Schedule 2 to the Agreement shall be deemed to have been revised in accordance with the Agreement).
3.	Agreement to be Bound. The Transferee hereby agrees to purchase, pursuant and subject to the terms and conditions set forth in the Agreement and the Backstop Order, such number of Unsubscribed Shares and such Original Principal Amount of Unsubscribed Notes as corresponds to the Backstop Commitment Percentage. The Backstop Commitment Percentage Transferred to the Transferee pursuant to the Subject Transfer as of the date hereof are set forth on the signature page hereto (and Schedule 2 to the Agreement shall be deemed to have been revised in accordance with the Agreement); provided, however, that such Transferee’s Backstop Commitment Percentage may be decreased after the date hereof, subject to the terms of the Agreement and the Backstop Order.

4.	Release of Obligations of Transferor. Upon consummation of the Subject Transfer, the Transferor shall be deemed to relinquish its rights and be released from its obligations under the Agreement with respect to the Subject Transfer.
5.	Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that the Subject Transfer does not violate any of the provisions contained in Section 2.6(e) of the Agreement.
6.	Representations and Warranties of the Transferee. The Transferee hereby (a) represents and warrants that the Transferee is an Existing Commitment Party Purchaser (and prior to the date hereof a Commitment Party) and (b) makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement; provided, however, for purposes of any representation concerning Secured Notes Claims, the Transferee is only hereby making representations with respect to any such Claims that it actually holds on the date hereof (which may be none, in which case it makes no such representations).
7.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction, and, to the extent applicable, the Bankruptcy Code.
8.	Notice. All notices and other communications given or made to the Transferee in connection with the Agreement shall be made in accordance with Section 11.2 of the Agreement, to the address set forth under the Transferee’s signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Transferee).

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Amendment to be executed as of the date first written above.

TRANSFEROR:
[ ]

By:
Name:
Title:
Address:
Email:
Facsimile:

Backstop Commitment Percentage:

TRANSFEREE:
[ ]

By:
Name:
Title:
Address:
Email:
Facsimile:

Backstop Commitment Percentage:

Acknowledged and Agreed to:

PARTY CITY HOLDCO INC., and each of the Debtors listed on Schedule 1 of the Agreement

By:
Name:
Title:

EXHIBIT C

FORM OF JOINDER FOR NEW PURCHASER

Joinder to Backstop Commitment Agreement (this “Joinder”) dated as of [·], by and among [____________] (the “Transferor”) and [____________] (the “Transferee”).

W I T N E S S E T H:

WHEREAS, Party City Holdco Inc. (“PCHI”), certain of its direct and indirect debtor subsidiaries and the Commitment Parties party thereto have heretofore executed and delivered a Backstop Commitment Agreement, dated as of [●], 2023 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, pursuant to Section 2.6(d) of the Agreement, each Commitment Party shall have the right to Transfer all or any portion of its Backstop Commitment to any New Purchaser, subject to the terms and conditions set forth in the Agreement; and

WHEREAS, Transferor desires to sell to Transferee and Transferee desires to purchase from Transferor the Backstop Commitment Percentage set forth beneath its signature in the signature page hereto (the “Subject Transfer”);

WHEREAS, the Subject Transfer has been consented to (or has been deemed consented to pursuant to Section 2.6(d) of the Agreement) by the Required Commitment Parties; and

WHEREAS, the Subject Transfer has been consented to (or has been deemed consented to pursuant to Section 2.6(d) of the Agreement) by the Debtors;

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Transferor and the Transferee covenant and agree as follows:

1.	Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. The “General Provisions” set forth in Article XI of the Agreement shall be deemed to apply to this Joinder and are incorporated herein by reference, mutatis mutandis.
2.	Agreement to Transfer. The Transferor hereby agrees to Transfer to the Transferee, pursuant and subject to the terms and conditions set forth in the Agreement and the Backstop Order, the Backstop Commitment Percentage as set forth beneath its signature in the signature page hereto (and Schedule 2 to the Agreement shall be deemed to have been revised in accordance with the Agreement).
3.	Agreement to be Bound. The Transferee hereby agrees (a) to become a party to the Agreement as a Commitment Party and Party and as such will have all the rights and be subject to all of the obligations and agreements of a Commitment Party under the Agreement, (b) to purchase, pursuant and subject to the terms and conditions set forth in the Agreement and the Backstop Order, such number of Unsubscribed Shares and such Original Principal Amount of Unsubscribed Notes as corresponds to the Backstop Commitment Percentage. The Backstop Commitment Percentage Transferred to the Transferee pursuant to the Subject Transfer as of the date hereof are set forth on the signature page hereto (and Schedule 2 to the Agreement shall be deemed to have been revised in accordance with the Agreement); provided, however, that such Transferee’s Backstop Commitment Percentage may be modified after the date hereof, subject to the terms of the Agreement and the Backstop Order.

4.	Release of Obligations of Transferor. Upon consummation of the Subject Transfer, the Transferor shall be deemed to relinquish its rights and be released from its obligations under the Agreement with respect to the Subject Transfer.
5.	Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that (a) the Subject Transfer has been consented to (or has been deemed consented to pursuant to Section 2.6(d) of the Agreement) by the Required Commitment Parties; (b) the Subject Transfer has been consented to (or has been deemed consented to pursuant to Section 2.6(d) of the Agreement) by the Debtors; and (c) the Subject Transfer does not violate any of the provisions contained in Section 2.6(e) of the Agreement.
6.	Representations and Warranties of the Transferee. The Transferee hereby makes, to each of the other Parties, as to itself only and (unless otherwise set forth therein) as of the date hereof and as of the Closing Date, the representations and warranties set forth in Article V of the Agreement; provided, however, for purposes of any representation concerning Secured Notes Claims, the Transferee is only hereby making representations with respect to any such Claims that it actually holds on the date hereof (which may be none, in which case it makes no such representations).
7.	Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York without regard for any conflict of law principles that would apply the laws of any other jurisdiction, and, to the extent applicable, the Bankruptcy Code.
8.	Notice. All notices and other communications given or made to the Transferee in connection with the Agreement shall be made in accordance with Section 11.2 of the Agreement, to the address set forth under the Transferee’s signature in the signature pages hereto (and the Agreement shall be deemed to have been updated to include such notice information for the Transferee).

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned parties has caused this Joinder to be executed as of the date first written above.

TRANSFEROR:
[ ]

By:
Name:
Title:
Address:
Email:
Facsimile:

Backstop Commitment Percentage:

TRANSFEREE:
[ ]

By:
Name:
Title:
Address:
Email:
Facsimile:

Backstop Commitment Percentage: